UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Novellus Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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NOVELLUS SYSTEMS, INC.

4000 North First Street

San Jose, California 95134

April 8, 2011

To the Shareholders of Novellus Systems, Inc.:

You are cordially invited to attend the annual meeting of shareholders (the “Annual Meeting”) of Novellus Systems, Inc. (the “Company”) on May 10, 2011 at 8:00 a.m., Pacific Time. The Annual Meeting will be held at the Company’s principal executive offices, 4000 North First Street, San Jose, California 95134.

A description of the business to be conducted at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the Annual Meeting, please submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. You may submit your proxy (i) over the Internet, (ii) by telephone, or (iii) by completing, signing, dating and returning the enclosed Proxy Card promptly in the accompanying envelope. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. If you attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

/s/ Richard S. Hill Richard S. Hill Chairman of the Board and Chief Executive Officer

NOVELLUS SYSTEMS, INC.

4000 North First Street

San Jose, California 95134

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held May 10, 2011

To the Shareholders of Novellus Systems, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (“Annual Meeting”) of Novellus Systems, Inc. (the “Company”) will be held on May 10, 2011 at 8:00 a.m., Pacific Time, at the Company’s principal executive offices, 4000 North First Street, San Jose, California 95134, for the following purposes:

1.	To elect eight directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011.

3.	To approve the Novellus Systems, Inc. 2011 Stock Incentive Plan.

4.	To hold an advisory vote on executive compensation.

5.	To hold an advisory vote on the frequency of holding an advisory vote on executive compensation.

6.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached hereto and made a part hereof. The Annual Meeting will be open to shareholders of record, proxy holders, and others by invitation only. Beneficial owners of shares held by a broker or nominee must present proof of such ownership to attend the Annual Meeting.

The Board of Directors has fixed the close of business on March 31, 2011 as the record date for determining the shareholders entitled to receive notice of and to vote at, the Annual Meeting and any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 10, 2011.

The proxy statement, annual report to shareholders and proxy card are available at www.proxyvote.com.

FOR THE BOARD OF DIRECTORS,

/s/ Andrew J. Gottlieb
Andrew J. Gottlieb
Vice President, General Counsel and Secretary

San Jose, California

April 8, 2011

YOUR VOTE IS IMPORTANT

To ensure your representation at the Annual Meeting, you are urged to submit your proxy or voting instructions as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. You may submit your proxy or voting instructions (i) over the Internet at www.proxyvote.com, (ii) by telephone at (800)690-6903, or (iii) by completing, signing, dating and returning the enclosed Proxy Card promptly in the accompanying envelope. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. If you attend the Annual Meeting, you may vote in person even if you returned a proxy or voting instructions.

NOVELLUS SYSTEMS, INC.

4000 North First Street

San Jose, California 95134

PROXY STATEMENT

Annual Meeting of Shareholders

May 10, 2011

The enclosed proxy is solicited on behalf of the Board of Directors of Novellus Systems, Inc., a California corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held on May 10, 2011 at 8:00 a.m., Pacific Time (the “Annual Meeting”), and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. The Annual Meeting will be held at the Company’s principal executive offices, 4000 North First Street, San Jose, California 95134.

This Proxy Statement and the form of proxy are first being mailed on or about April 8, 2011 to shareholders entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE PROXY MATERIALS

What matters will be voted on at the Annual Meeting?

The following matters will be voted on at the Annual Meeting:

•	The election of eight directors of the Company to serve for the ensuing year and until their successors are elected and qualified (Proposal No. 1).

•	The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011 (Proposal No. 2).

•	The approval of the Novellus Systems, Inc. 2011 Stock Incentive Plan (Proposal No. 3).

•	An advisory vote on executive compensation (Proposal No. 4).

•	An advisory vote on the frequency of holding an advisory vote on executive compensation (Proposal No. 5).

•	Such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

How does the board of directors recommend that I vote?

The Board of Directors recommends that you vote:

•	FOR the election of eight directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

•	FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011.

•	FOR the approval of the Novellus Systems, Inc. 2011 Stock Incentive Plan.

•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers.

•	FOR the option of holding an advisory vote on executive compensation every THREE years.

Will there be any other items of business on the agenda?

Management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement, nor have we received notice of any matter by the deadline prescribed by SEC Rule 14a-4(c). Without limiting our ability to apply the advance notice provisions in our Amended and Restated Bylaws (the “Bylaws”) with respect to the procedures which must be followed for a matter to be properly presented at an annual meeting, if other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

Who is entitled to vote at the Annual Meeting?

Shareholders of record at the close of business on March 31, 2011 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. At the Record Date, 89,272,551 shares of the Company’s common stock (the “Common Stock”) were issued and outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote. Under the Company’s cumulative voting provisions, each shareholder may cast his or her votes for a single nominee for director, or distribute among up to eight nominees a number of votes equal to eight multiplied by the number of shares held by that shareholder. However, cumulative voting will not be available unless, at the Annual Meeting, at least one shareholder has given written notice to the chairman of the Annual Meeting of his or her intent to cumulate votes prior to the voting. Cumulative voting will apply only to those candidates whose names have been placed in nomination prior to the voting.

What constitutes a quorum?

The presence in person or by proxy of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting.

How do I vote and what are the voting deadlines?

If you are not planning to attend the Annual Meeting and vote your shares in person, your shares of Common Stock cannot be voted until either (i) a signed Proxy Card is returned to the Company no later than May 9, 2011, or (ii) voting instructions are submitted before 11:59 p.m. Eastern Time on May 9, 2011 by accessing the Internet website at www.proxyvote.com as described on the enclosed Proxy Card and following the instructions provided or by calling (800) 690-6903 (the designated telephone number included on the enclosed Proxy Card) and following the recorded instructions. Specific instructions for shareholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed Proxy Card. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to provide voting instructions, and to confirm that instructions have been recorded properly.

The enclosed Proxy Card also serves as a voting instruction to the trustee of the Novellus Systems, Inc. Retirement Plan for shares of Common Stock held in the Novellus Systems, Inc. Retirement Plan as of the Record Date, provided that instructions are furnished over the Internet or by telephone by 5:00 p.m. Eastern Time on May 5, 2011, or that the Proxy Card is signed, returned, and received by 5:00 p.m. Eastern Time on May 5, 2011. If instructions are not received over the Internet or by telephone by 5:00 p.m. Eastern Time on May 5, 2011, or if the signed Proxy Card is not returned and received by that date and time, the shares of Common Stock in the Novellus Systems, Inc. Retirement Plan will be voted by the trustee in the same proportions as the shares for which the trustee receives timely voting instructions.

Who is paying for the costs of this proxy solicitation?

The cost of managing the proxy process will be borne by the Company. The Company has retained the services of Georgeson, Inc. (“Georgeson”) to assist in the solicitation of proxies for a fee not to exceed $10,000 plus any customary out-of-pocket expenses and service fees. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to those beneficial owners. Certain of the Company’s directors, officers and regular employees may also, without additional compensation, solicit proxies personally or by email, telephone, fax or personal solicitation.

Who will count the votes?

The Inspector of Elections will tabulate votes cast by proxy or in person at the Annual Meeting with the assistance of Broadridge Financial Solutions, Inc. (“Broadridge”). The Inspector of Elections will also determine whether or not a quorum is present.

What is the vote required for each proposal?

Except with respect to Proposal No. 1 (election of directors) and Proposal No. 5 (advisory vote on the frequency of holding the advisory vote on executive compensation), the affirmative vote of a majority of shares of Common Stock represented and voting at a duly held Annual Meeting at which a quorum is present (which shares of Common Stock voting affirmatively also constitute at least a majority of the required quorum) is required under California law for approval of the proposals presented to shareholders at this Annual Meeting; however, Proposal No. 1 (election of directors) and Proposal No. 5 (advisory vote on the frequency of holding the advisory vote on executive compensation) will be determined by a plurality of the votes cast. If you are a beneficial owner, failure to provide instructions to your broker will result in your shares not being voted in connection with any of the “non-routine” matters referenced above.

What is the effect of an abstention?

With respect to any matter submitted to a vote of the shareholders, the Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of that matter. As such, abstentions will have no effect on the outcome of any of the proposals.

What is the effect of a broker non-vote?

A “broker non-vote” occurs when a broker lacks discretionary voting power to vote on a matter, and a beneficial owner fails to give the broker voting instructions on such matter. Brokers have discretionary power to vote on all “routine” matters and lack discretionary power to vote on all “non-routine” matters. Proposal No. 2 (ratification of Ernst & Young) is considered a “routine” matter, and Proposal No. 1 (election of directors), Proposal No. 3 (approval of the Novellus Systems, Inc. 2011 Stock Incentive Plan), Proposal No. 4 (advisory vote on executive compensation) and Proposal No. 5 (advisory vote on the frequency of holding the advisory vote on executive compensation) are considered “non-routine” matters. Beneficial owners who hold their shares through a stock brokerage account will have to give voting instructions to their brokers in order for a broker to vote on all “non-routine” matters, otherwise their shares will not be voted. Broker non-votes are counted for purposes of determining a quorum but will have no effect on the outcome of any of the proposals.

What if I do not specify how my shares are to be voted?

Any proxy which is returned using the form of proxy enclosed and which is not marked as to any one of the following items will be voted FOR the election of each of the director nominees in Proposal No. 1, FOR the ratification of Ernst & Young in Proposal No. 2, FOR approval of the Novellus Systems, Inc. 2011 Stock Incentive Plan in Proposal No. 3, FOR approval, on an advisory basis, of our executive compensation in Proposal No. 4 and FOR the option of holding an advisory vote on executive compensation every THREE years in Proposal No. 5, and as the proxy holders deem advisable on other matters that may properly come before the Annual Meeting, with respect in each case to the particular item or items not marked.

Can I revoke or change my vote after I submit my proxy?

A shareholder may revoke any proxy or voting instructions given pursuant to this solicitation at any time before its use by:

1.	delivering to the Company (to the attention of Andrew J. Gottlieb, Corporate Secretary, 4000 North First Street, San Jose, California 95134) a written notice of revocation;

2.	delivering a duly executed proxy or voting instructions bearing a later date before the Annual Meeting by (i) submitting new voting instructions via the Internet at www.proxyvote.com, or (ii) calling (800) 690-6903 the designated telephone number and enter new voting instructions; or

3.	attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting in and of itself does not revoke a prior proxy.

How can I request electronic copies of the materials in the future?

We strongly encourage our shareholders to conserve natural resources, as well as significantly reduce our printing and mailing costs, by signing up to receive your shareholder communications electronically via e-mail or the Internet. With electronic delivery, we will notify you as soon as the annual report and the proxy statement are available on the Internet. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery:

1. Follow the voting instructions to vote using the Internet at www.proxyvote.com, and when prompted, indicate that you agree to receive or access shareholders communications electronically in future years.

2. Check the box on the proxy card, indicating your intent to consent to access future annual reports and proxy statements of the Company electronically over the Internet.

Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please contact Broadridge at http://enroll.icsdelivery.com/nvls.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The authorized number of directors is currently fixed at nine, as set by the Board of Directors pursuant to the Bylaws of the Company. Mr. Nishi turned 71 years of age during his current term as a director and therefore, pursuant to our Bylaws, is not eligible to stand for re-election at the 2011 Annual Meeting of Shareholders. The Governance and Nominating Committee (the “Governance Committee”) determined not to nominate Mr. Nishi as a director on this basis, and the Company’s Board of Directors has determined to fix the authorized number of directors at eight, effective upon the election of directors at the Annual Meeting.

The Company’s shareholders will elect eight directors at the Annual Meeting. The Governance Committee has recommended, and the Board of Directors has nominated, the eight persons listed below for election as directors at the Annual Meeting, each to serve until the 2012 annual meeting of shareholders, until each director’s successor is elected or appointed and until the earlier resignation or removal of the director. The eight nominees receiving the highest number of affirmative votes will be elected as directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the eight nominees of the Board of Directors named below. Each nominee is currently a director of the Company, and has consented, if elected, to serve until his or her term expires. In the event that any nominee of the Board of Directors is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, and a shareholder gives proper written notice to effect cumulative voting, the proxy holders shall vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders.

The Board of Directors recommends a vote FOR the nominees listed below.

Name of Nominee	Age	Principal Occupation	Director Since
Richard S. Hill	59	Chairman of the Board of Directors and Chief Executive Officer of the Company	1993
Neil R. Bonke	69	Retired semiconductor equipment industry executive, private investor	2004
Youssef A. El-Mansy	66	Retired Vice President, Director of Logic Technology Development, Intel Corporation	2004
Glen G. Possley	70	Managing General Partner of Glen-Ore Associates, a consulting enterprise focused on the semiconductor business	1991
Ann D. Rhoads	45	Executive Vice President and Chief Financial Officer of Zogenix, Inc., a pharmaceutical company	2003
Krishna Saraswat	63	Professor of Engineering, Stanford University	2011
William R. Spivey	64	Retired President and Chief Executive Officer of Luminent, Inc.	1998
Delbert A. Whitaker	67	Retired Senior Vice President, Texas Instruments, Inc.	2002

The term of office of each person elected as a director will continue until the next annual meeting of shareholders and until his or her successor has been elected and qualified. The Company’s Bylaws provide that no person may be elected to the Board of Directors if that director will, on or prior to the date of such meeting of shareholders, have reached an anniversary exceeding his or her 70th anniversary of birth. If during any term of office a director reaches an anniversary exceeding his or her 70th anniversary of birth, then that director shall be allowed to complete his or her term in office but shall not be eligible to seek election to the Board of Directors for a subsequent term. There is no family relationship between any director and any other director or executive officer of the Company.

OUR BOARD OF DIRECTORS AND NOMINEES FOR ELECTION

Nominees for Election

Mr. Hill has been Chief Executive Officer and a member of the Board of Directors of the Company since December 1993. In May 1996, he was appointed Chairman of the Board of Directors. From 1981 to 1993, Mr. Hill was employed by Tektronix, Inc., a provider of communications network management and diagnostic solutions, where he held various positions, including President of the Tektronix Development Company, Vice President of the Test & Measurement Group, and President of Tektronix Components Corporation. Prior to joining Tektronix, Inc., Mr. Hill held engineering or management positions at General Electric Corporation, a multinational technology services conglomerate; Motorola Inc., a communications company; and Hughes Aircraft Company, an aerospace and defense company. Mr. Hill holds a Bachelor of Science degree in Bioengineering from the University of Illinois and a Masters of Business Administration from Syracuse University. Mr. Hill is also a member of the Board of Directors of LSI Logic Corp., Arrow Electronics, Inc., SemiLEDs and the University of Illinois Foundation.

The Board of Directors has concluded that Mr. Hill should serve as a director of the Company because of his more than 18 years of experience as Chief Executive Officer and Chairman of the Board of the Company, his more than 35 years of semiconductor industry experience and his educational background in finance.

Mr. Bonke became a member of the Board of Directors in April 2004. Mr. Bonke is a private investor and is the retired Chairman of the Board of Directors and Chief Executive Officer of Electroglas, Inc., a semiconductor test equipment manufacturer. He also serves on the Board of Directors of Sanmina-SCI Corporation, an electronics manufacturing services company. Mr. Bonke is a past director of the San Jose State University Foundation. Mr. Bonke holds a Bachelor of Science degree in Engineering and Technical Marketing from Clarkson University.

The Board of Directors has concluded that Mr. Bonke should serve as a director of the Company because of his knowledge of the semiconductor industry, management experience, financial expertise and service as a director of publicly-traded semiconductor companies. In addition, the Board of Directors has based its recommendation on Mr. Bonke’s knowledge of the business and operations of the Company, resulting from his service as a director of the Company since 2004.

Mr. El-Mansy became a member of the Board of Directors in April 2004. Mr. El-Mansy is the retired Vice President, Director of Logic Technology Development, at Intel Corporation (“Intel”), a leading producer of microchips, computing and communications products, where he was responsible for managing technology development, the processor design center for Intel’s Technology and Manufacturing Group and two wafer manufacturing facilities. Mr. El-Mansy joined Intel in 1979 and led microprocessor technology development at Intel for 20 years. Prior to joining Intel, Mr. El-Mansy held engineering positions at Bell Northern Research, a telecommunications company in Canada. From July 2004 until June 2009, Mr. El-Mansy also served on the Board of Directors of Zygo Corporation, a designer and manufacturer of optical systems. Mr. El-Mansy holds Bachelor of Science and Masters degrees in Electronics and Communications from Alexandria University in Egypt and a Ph.D. in Electronics from Carleton University in Ottawa, Canada.

The Board of Directors has concluded that Mr. El-Mansy should serve as a director of the Company because of his more than 30 years of experience as an engineer and executive focused on the manufacturing of technological devices and components, as well as his public company experience as a director and member of the

Compensation Committee of Zygo Corporation. This experience enables Mr. El-Mansy to provide management with a relevant technical and business perspective. In addition, the Board of Directors has based its recommendation on Mr. El-Mansy’s knowledge of the business and operations of the Company, resulting from his service as a director of the Company since 2004.

Mr. Possley joined the Board of Directors in July 1991. He is currently a managing general partner of Glen-Ore Associates, a consulting enterprise focused on the semiconductor industry. Since 2003 he has served as an Executive Adviser and Investor for the Silicon Border Project. From October 1997 through December 1999, Mr. Possley was an associate consultant at N-Able Group, a semiconductor consulting company. From March 1994 to September 1997, Mr. Possley was President of SubMicron Technology, PCL, a semiconductor wafer manufacturing company. From April 1992 to May 1994, he was Senior Vice President of Manufacturing at Ramtron International, a semiconductor company. From January 1991 to March 1992, he was Vice President, Operations at Sandisk, Inc., a manufacturer of solid state memory systems. From January 1986 to December 1990, Mr. Possley was Senior Vice President of Manufacturing for Philips Semiconductor, Inc., a semiconductor company. Prior to joining Philips Semiconductor, Inc., he was Vice President, Wafer Fabrication and Research and Development at United Technologies Mostek, a multinational conglomerate, and held management and engineering positions with the Semiconductor Products Sector of Motorola Inc., a provider of broadband and wireless communications; Texas Instruments, Inc., a semiconductor company; Fairchild Camera and Instrument Corporation, an electronic research and development company, and the semiconductor division of General Electric Corporation, a multinational technology services conglomerate. Mr. Possley was also a director of Catalyst Semiconductor, Inc., until October 2008 when Catalyst was merged with ON Semiconductor, and was a director of ASAT Holdings Limited and ASAT New Finance, a global provider of semiconductor assembly, test, and design services, until February 2010 as ASAT Holdings Limited was sold to United Test and Assembly Corp. (UTAC) of Singapore. Mr. Possley holds a Bachelor of Science degree in Mathematics from Western Illinois University and a Ph.D. in Physical Chemistry from the University of Kentucky.

The Board of Directors has concluded that Mr. Possley should serve as a director of the Company because of his experience as an engineer and senior executive of several semiconductor fabrication and manufacturing companies. In addition, the Board of Directors has based its recommendation on Mr. Possley’s experience as a director of public companies and his knowledge of the business and operations of the Company, resulting from his service as a director of the Company since 1991.

Ms. Rhoads joined the Board of Directors in February 2003. She is Executive Vice President and Chief Financial Officer of Zogenix, Inc., a pharmaceutical company. From 2000 through the end of 2009, Ms. Rhoads served as the Chief Financial Officer of Premier, Inc., a healthcare supply management company. From 1998 to 2000, she was Vice President, Strategic Initiatives at Premier, Inc. From 1993 to 1998, Ms. Rhoads was a Vice President of The Sprout Group, an institutional venture capital firm. Ms. Rhoads holds a Bachelor of Science degree in finance from the University of Arkansas and a Masters degree from the Harvard Graduate School of Business Administration.

The Board of Directors has concluded that Ms. Rhoads should serve as a director and member of the Audit Committee of the Company because of her managerial experience and her financial skills and expertise. Ms. Rhoads’s qualifications include her service as Executive Vice President and Chief Financial Officer of Zogenix, her experience as an investment professional for The Sprout Group and her undergraduate and graduate degrees in finance. In addition, the Board of Directors has based its recommendation on Ms. Rhoads’ knowledge of the business and operations of the Company, resulting from her service as a director of the Company since 2003.

Mr. Saraswat was elected to the Board of Directors in February 2011. He has served as the Rickey/Nielsen Professor in the School of Engineering of Stanford University since 2004. He has also served as a Professor of Electrical Engineering and a Professor of Material Science and & Engineering at Stanford University since 1983. Mr. Saraswat received his B.E. degree in Electronics in 1968 from the Birla Institute of Technology and Science, Pilani, India, and his M.S. and Ph.D. degrees in Electrical Engineering in 1969 and 1974, respectively, from Stanford University.

The Board of Directors has concluded that Mr. Saraswat should serve as a director of the Company because of his diverse and extensive experience in research and development of materials, structures and process technology directly related to our industry and as a professor studying and teaching electrical engineering in those areas. Additionally, the Board of Directors has based its recommendation on Mr. Saraswat’s strong academic credentials, including his recognition as a recipient of numerous awards and his publication of more than 650 technical papers.

Mr. Spivey joined the Board of Directors in May 1998. From 2000 to 2001, he was President, Chief Executive Officer and a Director of Luminent, Inc., a producer of fiber optic components. From 1997 to 2000, he was Group President, Network Products Group of Lucent Technologies a producer of world-wide communications products. From 1994 to 1997, he was Vice President of the Systems and Components Group of AT&T, a communications company. From 1991 to 1994, he was the President of Tektronix Development Company and Group President at Tektronix, Inc., a provider of communications network management and diagnostic solutions. Previously, Mr. Spivey held managerial positions at Honeywell, Inc. and General Electric Corporation, multinational technology services companies with broad business divisions. Mr. Spivey also serves on the Board of Directors of Cascade Microtech, Inc., Laird PLC and Raytheon Company. He also served on the Board of Directors of Lyondell Chemical Co. from 2000 to 2007, and ADC Telecommunications from 2004 to 2010. Mr. Spivey holds a Bachelor of Science degree in Physics from Duquense University, a Masters degree in Physics from Indiana University of Pennsylvania and a Ph.D. in Management from Walden University.

The Board of Directors has concluded that Mr. Spivey should serve as a director of the Company because of his managerial experience at several technology companies and his service as a director of multiple public companies during the past 12 years. In addition, the Board of Directors has based its recommendation on Mr. Spivey’s knowledge of the business and operations of the Company, resulting from his service as a director of the Company since 1998.

Mr. Whitaker joined the Board of Directors in March 2002. From 1968 to 2000, Mr. Whitaker was employed by Texas Instruments, Inc., a semiconductor company, where he held positions including Senior Vice President of Worldwide Analog and Standard Logic, Vice President of US Semiconductor Business, and various management positions in product departments, marketing and sales. Prior to joining Texas Instruments, Inc., Mr. Whitaker held an engineering position at General Electric Corporation, a multinational technology services conglomerate. Mr. Whitaker holds a Bachelor of Science degree in Electrical Engineering from Texas A&M University where he is a member of the Engineering Advisory Board.

The Board of Directors has concluded that Mr. Whitaker should serve as a director of the Company because of his more than 30 years of engineering and executive experience in the semiconductor industry and his expertise in the fields of sales and marketing. In addition, the Board of Directors has based its recommendation on Mr. Whitaker’s knowledge of the business and operations of the Company, resulting from his service as a director of the Company since 2002.

Outgoing Director

Mr. Nishi joined the Board of Directors in May 2002. Mr. Nishi is a Professor of Electrical Engineering and Director of the Stanford University Nanofabrication Facility. Mr. Nishi joined Stanford University in May 2002 after serving as Director of Research and Development and Senior Vice President at Texas Instruments, Inc., a semiconductor company, from 1995 to 2002. Mr. Nishi joined Texas Instruments, Inc. in 1995 as Vice President and Director of Research and Development for the Semiconductor Group. From 1986 to 1995, Mr. Nishi held various senior management positions in research and development at Hewlett Packard Company, a leading provider of products, technologies, software, solutions and services. From 1969 to 1985, Mr. Nishi held various managerial positions at Toshiba Corporation, an electronics corporation. From 1986 to 2002, Mr. Nishi was a Consulting Professor in the Department of Electrical Engineering and served on the Advisory Committee for the Center for Integrated Systems at Stanford University. From 1993 to 1996, Mr. Nishi taught at Waseda University in Japan as a visiting professor of the Material Sciences and Engineering Department and the Electronic Communication Engineering Department for intensive courses. Mr. Nishi served on a wide range of boards, committees and advisory boards including The Development Board and Executive Committee for the University of Texas, the Board of Directors of the Japan-America Society of Dallas/Fort Worth, the Advisory Committee, Information Sciences & Technology, Lawrence Livermore National Laboratory and the Board of Directors of SEMATECH. Since August 2006, Mr. Nishi has also been a member of the Supervisory Board of Qimonda A.G., the second largest supplier of DRAM memory products. Mr. Nishi holds a Bachelor of Science degree in Metallurgy from Waseda University and a Ph.D. in Electronics Engineering from the University of Tokyo.

The Board of Directors has concluded that Mr. Nishi is, and was, qualified to serve as a director of the Company because of his diverse experience in research and development as an engineer, an executive and a professor studying electrical engineering and nanofabrication. In addition, the Board has based its conclusion on Mr. Nishi’s knowledge of the business and operations of the Company, resulting from his service as a director of the Company since 2002.

Director Emeritus

Mr. Litster is a Professor of Physics at the Massachusetts Institute of Technology (“MIT”). He served as a director of the Company from 1998 until the Company’s annual meeting of shareholders held in 2010. Mr. Litster was appointed as a director emeritus of the Company in May 2010. From 1991 to 2001, he was Vice President and Dean for Research at MIT. From 1983 through 1988, he was the director of MIT’s Center for Materials Science and Engineering, and from 1988 through 1992 he was the director of the Francis Bitter National Magnet Laboratory at MIT. Mr. Litster is a fellow of the American Physical Society, the American Academy of Arts and Sciences and the American Association for the Advancement of Science. In 1993, Mr. Litster was awarded the Irving Langmuir Prize by the American Physical Society. Mr. Litster holds a Bachelor of Engineering degree from McMaster University in Hamilton, Ontario, Canada, and a Ph.D. in Physics from MIT.

CORPORATE GOVERNANCE

Independence of Directors

A majority of the Board of Directors must qualify as “independent” as that term is defined in Listing Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market LLC (“NASDAQ”). The Board of Directors has affirmatively determined that each of the following members of the Board of Directors are independent under the applicable NASDAQ listing standards: Ms. Rhoads and Messrs. Bonke, El-Mansy, Nishi, Possley, Saraswat, Spivey and Whitaker. The Board of Directors has also determined that Mr. Litster, who served as director until the 2010 annual meeting of shareholders, was independent under the same standards.

The Company’s independent directors meet regularly in executive session without management. The Board of Directors has also designated a lead director to preside at executive sessions of independent directors. Mr. Spivey is currently the lead independent director.

Board Meetings and Committees

The Board of Directors held seven meetings during 2010. During the last year, no director attended fewer than 75% of the meetings of the Board of Directors and its committees on which he or she served that were held during the period in which he or she was a director. The Company encourages, but does not require, members of the Board of Directors to attend the annual meeting of shareholders. All of the members of the Board of Directors attended the 2010 annual meeting of shareholders.

The Board of Directors has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee.

Audit Committee. During 2010, Ms. Rhoads and Messrs. Bonke, Possley and Whitaker served on the Audit Committee, which held 11 meetings over the course of the year. Ms. Rhoads served as the chair of the Audit Committee during 2010, and Mr. Bonke is the current chair of the Audit Committee. The Audit Committee oversees the accounting and financial reporting processes of the Company as well as the audits of the Company’s financial statements. The Audit Committee appoints and approves the services performed by the Company’s independent registered public accounting firm and is responsible for reviewing and evaluating the Company’s accounting principles and its system of internal control over financial reporting. All members of the Audit Committee meet the standards for independence set forth in Rule 10A-3(b) promulgated under the Exchange Act, and have been determined by the Board of Directors to be “independent” as that term is defined in Listing Rule 5605(a)(2) of the NASDAQ listing standards. The Board of Directors has further determined that Ms. Rhoads and Mr. Bonke are each an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act and are each independent as required by the applicable NASDAQ listing standards.

The Audit Committee operates under a written charter that sets forth its functions and responsibilities. A copy of the charter is posted on the Company’s website at www.novellus.com.

Compensation Committee. During 2010, Messrs. El-Mansy, Litster (until the expiration of his term as a director at the 2010 annual meeting of shareholders), Nishi and Spivey served on the Compensation Committee, which held five meetings during the year. Mr. Litster was the chair of the Compensation Committee until the end of his term of service as a director at the 2010 annual meeting of shareholders, after which time Mr. El-Mansy served as the chair. All members of the Compensation Committee are “independent” directors within the meaning of Listing Rule 5605(a)(2) of the NASDAQ listing standards. The Compensation Committee administers the issuance of restricted stock and restricted stock units and the granting of options to purchase stock of the Company pursuant to the Company’s stock plans and, in accordance with the terms of the respective stock plans, determines the terms and conditions of such issuances and grants. In addition, the Compensation Committee reviews and approves the Company’s executive compensation policy, conducts an annual review of the compensation of each senior executive and makes recommendations to the Board of Directors regarding compensation for the Chief Executive Officer. For more information regarding the process and procedures for setting executive compensation, as well as a information regarding Towers Watson, our compensation consultant during 2010, see below under the caption “Executive Compensation and Related Information—Compensation Discussion and Analysis.”

The Compensation Committee operates under a written charter that sets forth its functions and responsibilities. A copy of the charter is posted on the Company’s website at www.novellus.com.

Governance Committee. During 2010, Messrs. El-Mansy, Nishi, Spivey and Litster (until the expiration of his term as a director at the 2010 annual meeting of shareholders) served on the Governance Committee, which held four meetings during the year. Mr. Spivey is the chair of the Governance Committee. All members of the Governance Committee are “independent” directors within the meaning of Listing Rule 5605(a)(2) of the NASDAQ listing standards. The Governance Committee monitors the size and composition of the Board of Directors. Also, prior to the Company’s annual meeting of shareholders, the Governance Committee, pursuant to qualification guidelines, assists the Board of Directors in selecting the candidates that will be presented to the Company’s shareholders for election as directors at the next annual meeting. The Governance Committee considers and makes recommendations to the Board of Directors regarding any shareholder recommendations for candidates to serve on the Board of Directors. However, the Governance Committee has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the small number of shareholder recommendations in the past. Pursuant to the Bylaws, shareholders wishing to recommend candidates for consideration by the Governance Committee may do so by writing to Andrew J. Gottlieb, Corporate Secretary of the Company at 4000 North First Street, San Jose, California 95134, providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating shareholder’s ownership of Common Stock not less than 90 nor more than 150 days prior to the next annual meeting of shareholders to assure time for meaningful consideration by the Governance Committee. There is no difference in the manner in which the Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder, by management or by the Board of Directors.

In reviewing potential candidates to serve on the Board of Directors, the Governance Committee considers experience in the semiconductor equipment industry, general business or other experience, the Company’s need for additional or replacement directors, the candidate’s interest in the business of the Company, and other subjective criteria. Of greatest importance are the individual’s integrity, willingness to be actively involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board of Directors intends to continue to evaluate candidates for election to the Board of Directors on the basis of the foregoing criteria.

Diversity is one of the factors considered by the Governance Committee in the director nomination process. The overriding principle guiding our director nomination process is a desire to ensure that our Board of Directors as a whole collectively serves the interests of our shareholders. We believe that having diverse skills, experiences and perspectives represented on our Board of Directors provides the most value to the Company and its shareholders. When the Governance Committee evaluates diversity of director nominees, the Governance Committee considers the following diversity criteria, without assigning specific weights to any particular criteria:

•	Financial and accounting acumen;

•	Personal and professional integrity;

•	Business or management experience;

•	Semiconductor or related experience; and

•	Engineering or manufacturing experience.

All of the criteria set forth above are considered by the Governance Committee as it evaluates the directors that are nominated to serve on the Board of Directors. While the Governance Committee does not strive to make sure that every diversity factor listed above is represented on the Board of Directors, the Governance Committee does focus on making sure there is an appropriate mix, which the Governance Committee believes leads to more thoughtful and open Board of Director discussions and deliberations. The Governance Committee reviews and evaluates, at least annually, its performance and the performance of its members, including compliance with its charter and the effectiveness of its efforts to consider diversity in the director nomination process.

The Governance Committee operates under a written charter that sets forth its functions and responsibilities. A copy of the charter is posted on the Company’s website at www.novellus.com.

Board Leadership

The Board of Directors believes that our current practice of combining the roles of Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”) generally provides an efficient and effective leadership model for the Company. Novellus is a high technology company which requires deep insight into emerging technologies, and only an executive immersed in the business can effectively lead the Board. We therefore believe the roles of CEO and Chairman are best combined. We believe that this governance structure provides the appropriate balance between the need for consistent strategic direction and the need for objectivity and independence of the non-management directors. The Company believes that having a combined role of Chairman and CEO helps ensure that the Company will have clear and consistent leadership on critical strategic objectives. This structure maximizes the likelihood that these objectives will be attained, while eliminating any risk of a distracting clash on these issues between a Chairman and CEO.

Lead Director

Mr. Spivey, an independent director who serves on the Compensation Committee and is the chair of the Governance Committee, was selected by the Board of Directors to serve as the lead director for all meetings of the non-management directors held in executive session. The lead director has the responsibility of presiding at all executive sessions of the Board of Directors, consulting with the Chairman on Board of Director and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and advising him on various matters and facilitating communication between the non-management directors and management, as well as other responsibilities.

Directors Emeritus

A retired or departing director, at the invitation and discretion of the Board of Directors, may serve as director emeritus for up to two additional years following retirement or departure or for such other term as may be determined by the Board of Directors. The duties of a director emeritus include four hours of consulting services per quarter to the Board of Directors and management. A director emeritus may, at the discretion of the Board of Directors, attend meetings of the Board of Directors as a visitor; however, a director emeritus is not entitled to vote on matters considered by the Board of Directors.

Mr. Litster was our sole director emeritus during 2010.

Risk Management

The entire Board of Directors is responsible for reviewing and overseeing the Company’s internal risk management processes and policies to help ensure that the Company’s corporate strategy is functioning as directed and that necessary steps are taken to foster a culture of risk aware and risk-adjusted decision making throughout the Company. The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks, financial reporting and tax. The Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Corporate Governance

The Company has adopted a set of Principles of Corporate Governance. The Governance Committee is responsible for overseeing the Principles of Corporate Governance and reporting and making recommendations to the Board of Directors concerning corporate governance matters. The Principles of Corporate Governance are posted on the Company’s website at www.novellus.com.

Code of Conduct

The Board of Directors has adopted a Code of Conduct that applies to all directors, officers, and employees of the Company as required by applicable securities laws, rules of the Securities and Exchange Commission (the “SEC”), and the applicable NASDAQ listing standards. The Code of Conduct is posted on the Company’s website at www.novellus.com. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Conduct.

Communication between Shareholders and Directors

The Board of Directors does not currently have a formal process for shareholders to send communications to it. Nevertheless, every effort has been made to ensure that the views of shareholders are heard by the Board of Directors or by individual directors, as applicable, and that timely and appropriate responses are provided. The

Board of Directors does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board of Directors. Shareholders wishing to formally communicate with the Board of Directors may send communications directly to Richard S. Hill, Chairman of the Board, and/or William R. Spivey, Lead Director, c/o Novellus Systems, Inc., 4000 North First Street, San Jose, California 95134.

Compensation Committee Interlocks and Insider Participation

Messrs. Litster, El-Mansy, Nishi, and Spivey, all of whom are “independent” under the applicable NASDAQ listing standards, served on the Compensation Committee in 2010. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries. There were no interlocks or insider participation between any member of the Board of Directors or the Compensation Committee and any member of the board of directors or compensation committee of another company.

Risk Assessment Related to the Company’s Compensation Programs

The Compensation Committee is primarily responsible for the design and oversight of the Company’s equity and executive compensation programs. The Compensation Committee also monitors the policies and practices of the Company’s overall compensation programs and has reviewed and discussed the concept of risk as it relates to the Company’s compensation programs. The Compensation Committee has concluded that none of the Company’s compensation programs create risks that are reasonably likely to have a material adverse effect on the Company. The incentive portions of each employee’s pay links performance-based short-term and long-term rewards to financial goals that serve the interests of the Company and the Company’s shareholders without encouraging unnecessary or excessive risk taking by Company employees.

DIRECTOR COMPENSATION

During 2010, directors who were not employees of the Company received an annual retainer of $40,000, a fee of $2,000 for each meeting of the Board of Directors attended and a fee of $1,000 for each meeting of a committee of the Board of Directors attended. The chair of each of the Audit Committee and the Compensation Committee received an additional fee of $12,500, and Mr. Spivey, the chair of the Governance Committee and our lead director, received a combined fee of $20,000 for those roles.

Stock options have not been granted to non-employee directors since 2004, and all previously issued stock options were fully vested at the grant date. Beginning in 2005, non-employee directors receive an annual restricted stock award of 5,000 shares of Common Stock under the Company’s Amended and Restated 2001 Stock Incentive Plan. Accordingly, on May 12, 2010, Ms. Rhoads and Messrs. Bonke, El-Mansy, Nishi, Possley, Spivey and Whitaker were each awarded 5,000 shares of restricted stock. The restricted stock awards vest as to one-third of the shares on each successive anniversary of the award and fully accelerate upon a change of control. Beginning with the awards granted in 2011, all restricted stock awards will vest on the one-year anniversary of the grant date.

Beginning in December 2010, each new director will receive a restricted stock award of 5,000 shares of Common Stock upon such director’s initial election to the Board of Directors. Additionally, each new director will receive a restricted stock award of the number of shares of Common Stock determined by multiplying (i) 5,000 by (ii) the quotient of (a) the number of calendar months from the director’s election until the next annual meeting of shareholders (assuming, for this purpose, that such annual meeting occurs in the same month as the immediately preceding annual meeting) by (b) 12.

A director emeritus receives annual cash compensation equal to the Company’s standard board meeting fee; however, the director emeritus does not receive equity awards. Any equity award granted during a director emeritus’ term of service as a director continues to vest during his or her term as a director emeritus.

Director Compensation (2010)

The following table sets forth certain information concerning the compensation of the Company’s non-employee directors for the fiscal year ended December 31, 2010:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	Total ($)	Value of Stock Awards Upon a Change-in- Control ($) (5)
Neil R. Bonke	$65,000	$128,700	—	—	$193,700	$323,168
Youssef A. El-Mansy	$73,500	$128,700	—	—	$202,200	$323,168
J. David Litster (6)	$36,000	$0	—	—	$36,000	$161,568
Yoshio Nishi	$60,000	$128,700	—	—	$188,700	$323,168
Glen G. Possley	$64,000	$128,700	—	—	$192,700	$323,168
Ann D. Rhoads	$76,500	$128,700	—	$29,719	$234,919	$323,168
William R. Spivey	$83,000	$128,700	—	—	$211,700	$323,168
Delbert A. Whitaker	$62,000	$128,700	—	—	$190,700	$323,168

(1)	Director retainer fees are paid one month in advance of the quarter earned. The amounts in this column represent fees earned in 2010 but paid in 2009 and fees earned in 2010 but deferred under the Company’s deferred compensation plan. The amounts exclude fees paid in 2010 but earned in 2011. See “Executive Compensation and Related Information—Compensation Discussion and Analysis—Other Compensation Policies—Deferred Compensation.”

(2)	The amounts in this column represent the aggregate grant date fair value computed in accordance with Accounting Standards Codification 718 (“ASC 718”). The grant date fair value of the 5,000 shares of restricted stock awarded to each of our non-employee directors on May 11, 2010 was $25.74 per share. The aggregate grant date fair value equals the closing price per share of our Common Stock on the grant date times the number of shares issued on the grant date. At December 31, 2010, each non-employee director had 9,999 shares of unvested restricted stock awards outstanding; however, Mr. Litster, who is a director emeritus, had 4,999 shares of unvested restricted stock awards outstanding.

(3)	No stock option awards were granted to non-employee directors during 2010. Stock options have not been granted to non-employee directors since 2004, and all previous stock options were fully vested at the grant date. At December 31, 2010, there were no stock options outstanding for any non-employee directors.

(4)	A non-employee director may defer all or part of his or her director fees earned into the Company’s deferred compensation plan. The amount set forth in the table above represents earnings on Ms. Rhoads’ deferred compensation account determined to be at an above-market rate of interest, which market rate of interest is 120% of the applicable federal long-term rate with monthly compounding as prescribed under section 1274(d) of the Internal Revenue Code (the “Code”), or 4.24%. Based upon the investment allocations made in connection with the Company’s deferred compensation plan, Ms. Rhoads earned a weighted average rate of return of 13.55% for the year ended December 31, 2010.

(5)	This column sets forth the estimated payments each non-employee director would be entitled to receive upon the occurrence of a change of control, assuming the change of control occurred on December 31, 2010. The amount assumes that all outstanding restricted stock vests upon a change of control (which is a contractual requirement of the director’s restricted stock).

(6)	Mr. Litster served as a director until the 2010 annual meeting of shareholders. He was appointed a director emeritus on May 11, 2010.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 1986, and the Audit Committee has selected Ernst & Young LLP to audit the financial statements of the Company for the year ending December 31, 2011. The Board of Directors recommends that shareholders ratify such selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011. Ratification of this proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock represented and voting at the Annual Meeting (which shares of Common Stock voting affirmatively also constitute at least a majority of the required quorum). In the event that Ernst & Young is not ratified as the Company’s independent registered public accounting firm, the Audit Committee will reconsider its selection.

Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

In connection with the audit of its financial statements for the year ended December 31, 2010, the Company entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2010 and December 31, 2009 and of the effectiveness of the Company’s internal control over financial reporting at December 31, 2010 and December 31, 2009, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2010	2009
Audit and Audit-Related Fees (1)
Audit Fees	$2,394,366	$2,367,624
Audit-Related Fees	—	—

Total Audit and Audit-Related Fees	$2,394,366	$2,367,624
Tax Fees (2)
Tax Compliance Fees	$462,960	$644,104
Tax Planning and Advisory Fees	41,380	355,590

Total Tax Fees	$504,340	$999,694
All Other Fees (3)	$1,995	$1,995

Total (4)	$2,900,701	$3,369,313

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements for the years ended December 31, 2010 and 2009, the effectiveness of the Company’s internal control over financial reporting at December 31, 2010 and December 31, 2009, the reviews of the interim unaudited consolidated financial statements included in quarterly reports, accounting consultations and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

(2)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advisory and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and tax planning.

(3)	All Other Fees consist of fees for services other than the services described above. In making its recommendation to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2010, the Audit Committee has considered whether services other than audit and audit-related services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP and has determined that such services are so compatible.

(4)	The percentage of total fees paid to Ernst & Young LLP that were not attributable to Audit Fees was 17.5% and 29.7% for the years ended December 31, 2010 and 2009, respectively.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During fiscal year 2010, all services Ernst & Young LLP provided to the Company were pre-approved by the Audit Committee.

The Board of Directors recommends a vote FOR the ratification of

Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

OTHER INFORMATION

Executive Officers

In addition to Mr. Hill, the executive officers of the Company as of April 1, 2011, were as follows:

Name	Age	Position
Timothy M. Archer	43	Chief Operating Officer
Fusen E. Chen	51	Executive Vice President, Semiconductor Systems Products
Andrew J. Gottlieb	44	Vice President, General Counsel, and Secretary
John D. Hertz	44	Vice President and Chief Financial Officer

Mr. Archer is currently the Chief Operating Officer, a position that he has held since January 2011. Since joining the Company in 1994, Mr. Archer has held a number of positions, including Executive Vice President of Sales, Marketing and Customer Satisfaction from September 2009 to January 2011; Executive Vice President, PECVD and Electrofill Business Units from November 2008 to September 2009; Senior Vice President, PECVD and Electrofill from September 2007 to November 2008; Senior Vice President, Dielectrics Business Group from February 2006 to September 2007; Senior Vice President, PECVD and Electrofill Business Unit from October 2005 to February 2006; Vice President and General Manager for the Electrofill Business Unit from April 2002 to October 2005; Senior Director of Technology for the Electrofill Business Unit from April 2001 to April 2002; and Senior Director of Technology for Novellus Systems Japan from July 1999 to April 2001. Prior to joining the Company, Mr. Archer was employed at Tektronix, Inc., a provider of communications network management and diagnostic solutions. Mr. Archer completed the Program for Management Development at Harvard Business School and holds a Bachelor of Science degree in Applied Physics from the California Institute of Technology.

Mr. Chen is currently Executive Vice President, Semiconductor Systems Products. Mr. Chen joined the Company in October 2004 as Senior Vice President of Asia-Pacific Operations. He also held the position of Executive Vice President and Chief Technology Officer from October 2005 to September 2009. From January 1994 to September 2004, Mr. Chen was employed at Applied Materials, Inc. (“Applied Materials”), a provider of nanomanufacturing technology solutions, as the Group Vice President and General Manager for the Copper Physical Vapor Deposition (PVD) & Interconnect Product Business Group. Prior to joining Applied Materials, Mr. Chen worked at LSI Logic and SGS-Thomson Microelectronics, both semiconductor companies. Mr. Chen received his Bachelor of Science degree in Materials Science & Engineering from the National Tsing Hua University in Taiwan and his doctorate in Materials Science & Engineering from the State University of New York at Stony Brook. He holds more than 60 U.S. patents and has authored over 50 technical publications. Mr. Chen has been a member of the Board of Directors of GT Solar International, Inc. since May 2008. He also served on the Board of Directors of Electroglas, Inc., a semiconductor test equipment manufacturer, from 2006 until 2008.

Mr. Gottlieb is currently the Vice President, General Counsel and Secretary. He joined the Company in October 2008 as Vice President, Global Tax and became Vice President, General Counsel in April 2010 and Secretary in October 2010. From October 2004 to September 2008, Mr. Gottlieb held tax management positions at Cisco Systems, a networking solutions company. Mr. Gottlieb has also held corporate and litigation legal positions at Sigma Networks, an IT service provider, Sun Microsystems, a computer hardware and software company, Baker & McKenzie, a law firm, and tax management positions at Deloitte, an accounting firm. He has also held counsel positions with the U.S. Department of the Treasury with assignments to the U.S. Department of Justice. Mr. Gottlieb received his Bachelor of Arts degree in Economics from the University of Arizona, and his Juris Doctorate from Ohio State University.

Mr. Hertz is currently the Vice President and Chief Financial Officer, a position he has held since June 2010. He previously served as the Vice President of Corporate Finance and Principal Accounting Officer, a position he had held since October 2007. Mr. Hertz joined the Company in June 2007 as Vice President and

Corporate Controller. Prior to joining the Company, Mr. Hertz worked for Intel Corporation, a leading producer of microchips, computing and communications products, where he held a number of positions, including Central Finance Controller of the Digital Enterprise Group from October 2006 through June 2007, Finance Controller of the Enterprise Platform Services Division from April 2005 through October 2006 and Accounting Policy Controller from June 2000 through April 2005. Prior to joining Intel, Mr. Hertz was a Senior Manager with KPMG, a global company that provides audit, tax and advisory services. Mr. Hertz received his Bachelor of Science in Business with an accounting emphasis from Montana State University and was a Practice Fellow at the Financial Accounting Standards Board from July 1998 to June 2000.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of Common Stock as of December 31, 2010 as to (a) each director and nominee, (b) each Named Executive Officer for the year ended December 31, 2010, (c) all current executive officers and directors as a group, and (d) each person known by the Company, as of December 31, 2010, to beneficially own more than 5% of the outstanding shares of its Common Stock. Unless otherwise noted, the address of each beneficial owner listed in the table is c/o Novellus Systems, Inc., 4000 North First Street, San Jose, California 95134.

Beneficial Owner	Beneficial Ownership (1)
	Number of Shares	Percent of Total
Directors and Named Executive Officers
Richard S. Hill (2)	1,589,491	1.72%
Neil R. Bonke (3)	30,000	*
Youssef A. El-Mansy (3)	19,833	*
Yoshio Nishi (3)	30,000	*
Glen G. Possley (3)	37,666	*
Ann D. Rhoads (3)	30,000	*
Krishna Saraswat (4)	0	*
William R. Spivey (3)	48,000	*
Delbert Whitaker (3)	20,000	*
John D. Hertz (5)	50,000	*
Jeffrey Benzing (6)	585,538	*
Timothy Archer (7)	345,517	*
Fusen Chen (8)	303,097	*
Ginetto Addiego (9)	371,091	*
All current executive officers and directors as a group (12 persons) (10)	3,089,142	3.30%
Persons Owning More Than 5% of Common Stock
BlackRock, Inc. (11)	6,549,764	7.20%
FMR LLC (12)	6,314,164	6.94%
JPMorgan Chase & Co. (13)	5,379,697	5.91%
The Vanguard Group, Inc. (14)	5,538,894	6.09%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of December 31, 2010 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Applicable percentages are based on 90,987,545 shares outstanding on December 31, 2010, adjusted as required by the rules. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)	Includes (i) options to purchase an aggregate of 1,314,825 shares are currently exercisable or will be exercisable within 60 days of December 31, 2010, (ii) 13,215 shares held by Mr. Hill’s spouse, and (iii) options to purchase an aggregate of 68,667 shares held by Mr. Hill’s spouse are currently exercisable or will be exercisable within 60 days of December 31, 2010.

(3)	Includes 9,999 shares of restricted stock awards subject to further vesting restrictions.

(4)	Mr. Saraswat was elected to the Board of Directors on February 11, 2011 and did not beneficially own any shares of the Company’s Common Stock as of December 31, 2010.

(5)	Includes (i) options to purchase an aggregate of 45,000 shares which are currently exercisable or will be exercisable within 60 days of December 31, 2010, and (ii) 5,000 shares subject to further vesting restrictions.

(6)	Includes (i) options to purchase an aggregate of 424,683 shares which are currently exercisable or will be exercisable within 60 days of December 31, 2010, (ii) 750 shares of restricted stock units which will be fully vested within 60 days of December 31, 2010, (iii) 12,284 shares held by Mr. Benzing’s spouse, and (iv) options to purchase an aggregate of 131,944 shares held by Mr. Benzing’s spouse which are currently exercisable or will be exercisable within 60 days of December 31, 2010.

(7)	Includes (i) options to purchase an aggregate of 341,250 shares which are currently exercisable or will be exercisable within 60 days of December 31, 2010, and (ii) 448 shares held by Mr. Archer’s spouse.

(8)	Includes options to purchase an aggregate of 297,500 shares which are currently exercisable or will be exercisable within 60 days of December 31, 2010.

(9)	Includes options to purchase an aggregate of 317,500 shares which are currently exercisable or will be exercisable within 60 days of December 31, 2010. Mr. Addiego resigned from the Company effective March 7, 2011.

(10)	Includes (i) options to purchase an aggregate of 2,423,258 shares held by the current executive officers and directors which are currently exercisable or will be exercisable within 60 days of December 31, 2010, (ii) 750 shares of restricted stock units which will be fully vested within 60 days of December 31, 2010, (iii) 74,993 shares held by the current executive officers and directors subject to further vesting restrictions, and (iv) indirect holdings attributable to executive officers’ spouses including options exercisable within 60 days of December 31, 2010 in the amount of 226,558 shares. The shares included above represent shares beneficially owned as of December 31, 2010 by our directors and executive officers as of April 1, 2011.

(11)

Based solely on a Schedule 13G/A Amendment No. 1 filed with the SEC on February 7, 2011, BlackRock, Inc. has sole voting power and sole dispositive power with respect to 6,549,764 shares and does not have shared voting or dispositive power with respect to any shares as of December 31, 2010. BlackRock, Inc., 40 East 52nd Street, New York, NY 10022.

(12)	Based solely on a Schedule 13G filed with the SEC on February 14, 2011, FMR LLC has sole voting power with respect to 34,064 shares, sole dispositive power with respect to 6,314,164 shares, and does not have shared voting or dispositive power with respect to any shares as of December 31, 2010. FMR LLC, 82 Devonshire Street, Boston, MA 02109.

(13)	Based solely on a Schedule 13G filed with the SEC on February 3, 2011, JPMorgan Chase & Co. has sole voting power with respect to 3,698,480 shares, sole dispositive power with respect to 4,892,722 shares, shared voting power with respect to 333,715 shares, and shared dispositive power with respect to 458,210 shares. JPMorgan Chase & Co., 270 Park Avenue., New York, NY 10017.

(14)	Based solely on a Schedule 13G filed with the SEC on February 10, 2011, The Vanguard Group, Inc. has sole voting power with respect to 115,361 shares, sole dispositive power with respect to 5,423,533 shares, and shared dispositive power with respect to 115,361 shares. The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355.

Certain Relationships and Related Transactions

In accordance with our Audit Committee Charter and our Related Party Transactions Policy, our Audit Committee is responsible for reviewing all related party transactions for potential conflicts of interest on an ongoing basis and approving all such transactions (if such transactions are not approved by another independent body of the Board of Directors). Under certain circumstances, the chairperson of our Audit Committee may approve related party transactions, provided that he or she reports such approval to the Audit Committee at its next meeting. Related parties include any of our directors or executive officers, and their respective immediate family members. A report is made to our Audit Committee annually disclosing all related parties that are employed by us and related parties that are employed by other companies that we had a material relationship with during that year, indicating which, if any, related party had or will have a direct or indirect material interest in any such transaction.

In determining whether to approve or ratify, as necessary, a related party transaction, the Audit Committee, pursuant to the Related Party Transaction Policy, will take into account all of the relevant facts and circumstances, including, without limitation, (i) whether the related party transaction is in, or not inconsistent with, the best interests of the Company and its shareholders and if the transaction is on terms, taken as a whole, that are no less favorable to Novellus than those that could be obtained in arm’s length dealings with an unrelated third party and (ii) the extent of the related party’s interest in the related party transaction.

The following were related party transactions that occurred during fiscal year 2010:

The Company leases an aircraft from a third-party entity wholly owned by Mr. Hill, the Company’s Chairman and Chief Executive Officer. Under the aircraft lease agreement, the Company incurred lease expense of $1.04 million for the year ended December 31, 2010. The Audit Committee authorized the Company’s internal audit function to conduct a study of lease rates for similar aircraft as part of the internal audit plan approved by the Audit Committee in February 2008. Such study is performed by the internal audit function every two years, and the last study was completed in June 2010. The results of the last study confirmed that rates charged by the third-party entity would be comparable to amounts charged by third-party commercial charter companies for similar aircraft.

The Company employs Mr. Hill’s spouse, Loan Hill, as Senior Director of Information Technology. Ms. Hill has been employed with the Company since 1991. As of and for the year ended December 31, 2010, Ms. Hill received compensation of approximately $443,354. In addition, the Company employs Mr. Benzing’s spouse, Victoria Shannon Benzing, as a Patent Executive. Ms. Benzing has been employed with the Company since 1995. As of and for the year ended December 31, 2010, Ms. Benzing received compensation of approximately $186,284. The compensation includes equity compensation related to option awards and stock awards, which amounts represent the aggregate grant date fair value computed in accordance with ASC 718. The compensation paid to Ms. Hill and Ms. Benzing is commensurate with their peers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Discussion and Analysis describes the Company’s executive compensation program as it relates to the following current and former executive officers of the Company (the “Named Executive Officers”), whose compensation information is presented in the tables which follow this section:

•	Richard S. Hill, Chairman of the Board and Chief Executive Officer

•	John Hertz, Vice President, Chief Financial Officer

•	Jeffrey C. Benzing, Former Principal Financial Officer, and Executive Vice President and Chief Administrative Officer

•	Timothy M. Archer, Chief Operating Officer

•	Fusen E. Chen, Executive Vice President, Semiconductor Systems Products

•	Ginetto Addiego, Former Executive Vice President and Chief Administrative Officer

EXECUTIVE SUMMARY

Compensation Philosophy

The Company’s compensation philosophy is to pay for performance. Accordingly, the compensation of each Novellus employee is based in part upon the financial achievement of the Company. In particular, compensation for Mr. Hill, the Company’s Chairman and Chief Executive Officer, and the other Named Executive Officers is weighted toward incentive compensation that is tied to the achievement of company-wide performance objectives. Compensation is reduced when performance objectives are not realized, and compensation is increased when performance objectives are exceeded. In establishing the corporate performance objectives, the Company looks to use the same metrics that it believes investors use in determining whether to purchase the Company’s stock: revenue growth, earnings and return on assets. As a result, compensation is driven by the achievement of the same results that the Company believes its investors are seeking.

2010 Financial Performance

Fiscal year 2010 was an outstanding year for Novellus, achieving record earnings per share despite not reaching record revenue levels. Net sales for fiscal year 2010 were $1.3 billion, up $710.0 million or 111.1% from net sales of $639.2 million in fiscal year 2009. Net income for the year improved by $347.6 million to a net income of $262.3 million or $2.79 per diluted share compared with a net loss of $85.2 million or $0.88 per diluted share for fiscal year 2009. Shipments increased 124.4% to $1.4 billion from $622.0, and net orders increased by 146.5% to $1.5 billion from $618.1 million in fiscal year 2009.

Overview of Executive Compensation

The Company’s executive compensation program is designed to be consistent with the Company’s pay for performance philosophy and to be clear-cut and transparent. The primary elements are base salary, cash bonuses and equity awards, the aggregate of which is described as total direct compensation. As described in greater detail below, compensation decisions are largely driven so that total direct compensation is competitive with the peer companies with whom the Company competes for talent. The program is also designed to be internally equitable. In 2010, as Messrs. Archer, Addiego and Chen assumed increased job responsibilities and operated as a team, internal equity became a principal factor used to determine their pay. Mr. Hill recommended and the Compensation Committee agreed that their pay be set at the same level.

2010 Highlights and Changes

•

Base Salary: Company executives, including Mr. Hill and the other Named Executive Officers, voluntarily reduced their 2009 base salaries in response to the industry downturn. In January 2010, as business conditions improved, their base salaries were restored to 2008 levels, and in December 2010, Messrs. Hill, Archer, Addiego, Chen and Hertz each received salary increases, effective January 1, 2011 (as described below under “Base Salary”).

•

Cash Bonus: In 2010, the Company exceeded the corporate performance objectives used to determine the payout of the Executive Bonus Program (as described below under “Executive Bonus Program”), and the Named Executive Officers achieved 100% of their individual goals. As a result, the cash bonuses for the Named Executive Officers paid out at 161% of target.

•

Equity Awards: Novellus’ three-year average gross burn rate of 5.02 % was well below the 6.64% industry cap recommended by Institutional Shareholder Services (ISS). For fiscal year 2010, the gross burn rate was 4.04%.

•

In December 2010, Mr. Hill and the other Named Executive Officers, with the exception of Mr. Benzing, each received a restricted stock unit (“RSU”) grant as part of the annual performance review cycle. 60% of the RSUs that each received vest annually over a four year period, and vesting for the remaining 40% of the RSUs is based on the Company’s revenue growth relative to selected peer companies over a one year period (as described below under “Performance Objectives for the Performance-Based Restricted Stock Units”).

•

The Company grants additional incentive awards to executive officers on a case by case basis. In January 2010, Mr. Hill received a special performance based RSU award that will fully vest contingent upon his participation in certain succession planning activities. On December 17, 2010, 50% of the award vested on the appointment of Mr. Archer as the Company’s Chief Operating Officer, and the remaining 50% of the award will vest upon the appointment of a successor to Mr. Hill as Chief Executive Officer. In December 2010, Messrs. Hill, Archer, Addiego and Chen each received special performance based RSU awards that will vest contingent upon the achievement of certain revenue targets for 2011 (as described below under “2010 Special Performance Based Restricted Stock Unit Awards”).

•

In December 2010, the performance cycle for RSU grants originally made in December 2007 to Novellus employees at the director level and above, including Mr. Hill and the other Named Executive Officers, concluded. 50% of the RSUs awarded in December 2007 were to vest contingent upon meeting specified revenue growth goals over the 2008-2010 timeframe. As of the measurement date, December 31, 2010, the revenue goal for the minimum payout was not achieved, and the performance-based RSUs for all grantees were forfeited. The remaining 50% of the RSUs vested on a time-based schedule and continue to vest for all grantees still providing services to the Company.

DETERMINATION OF EXECUTIVE COMPENSATION FOR 2010

Independent Compensation Consultant

Since August of 2007, the Compensation Committee has engaged Towers Watson to perform independent compensation consulting services for the Compensation Committee. These services typically include a competitive compensation review for the Chief Executive Officer and the senior executive officers (including the Named Executive Officers). In addition, in 2010, at the Compensation Committee’s request, Towers Watson provided the Governance and Nominating Committee with market trends and survey data for Board of Directors compensation. Though Towers Watson has been engaged by, and reports to, the Compensation Committee, the Compensation Committee has authorized Towers Watson to work with management as necessary in support of the Compensation Committee. Before Compensation Committee meetings, Towers Watson may meet with management to review relevant materials that will be presented to and discussed by the Compensation Committee. The consultant was paid an aggregate of approximately $114,000 for work in 2010, and provided no other services to the Company.

Determining Compensation for the Named Executive Officers

Annually, the Compensation Committee conducts a review of the base salary, bonus and equity awards made to Named Executive Officers. The Compensation Committee members are independent members of the Board, as determined under the different Nasdaq, SEC, and Internal Revenue Code (“Code”) rules. The Compensation Committee is assisted in this review by Towers Watson. Typically, Mr. Hill meets with the Compensation Committee and makes initial compensation recommendations with respect to the senior executives who report to him. Mr. Hill’s recommendations are based in part upon the compensation information gathered by the Company’s human resources professionals and also based upon information developed by Towers Watson.

This information, as well as financial information gathered by the Company’s corporate development professionals, is also made available to the Compensation Committee. The senior executives are not present at the time the recommendations are made. In each case, the Compensation Committee takes into account the executive’s scope of responsibilities and experience and balances these against competitive compensation levels, including retention requirements and succession planning with respect to each executive.

The Compensation Committee has the opportunity to meet with the executives at various times during the year, which allows the Compensation Committee to form its own assessment of the executive’s performance. In addition, at the end of each year Mr. Hill typically shares with the Compensation Committee his evaluation of each executive, including with respect to recent contribution and performance, strengths, development plans and succession potential. Based upon this input, as well as the information provided by the Company’s human resources and corporate development professionals and Towers Watson, the Compensation Committee makes its own assessments and approves compensation for each executive officer, other than Mr. Hill. Mr. Hill may recommend adjustments to compensation objectives, evaluations and determinations in the face of industry and macroeconomic factors which, particularly in the current environment, are subject to rapid change and revision, and the Compensation Committee retains the discretion to approve such adjustments.

The Compensation Committee, with the assistance of Towers Watson, recommends Mr. Hill’s compensation to the Board of Directors for its determination. The Compensation Committee’s recommendation is based primarily on an evaluation of Mr. Hill’s performance and the Company’s performance during the preceding fiscal year. The Board of Directors, without Mr. Hill, makes the final determination concerning Mr. Hill’s compensation.

Benchmarking

In 2010, Towers Watson recommended amending the peer groups that were developed in 2008 and revised in 2009 (“Compensation Peers”). Palm, one of the nine companies on the 2009 broader Technology Peer Group, was acquired by Hewlett Packard and removed. SunPower Corporation was included as a replacement based on its size, scope of operations and financial position.

As a result, the Compensation Peers consist of an Industry Peer Group (composed of 21 companies that are considered competitors for investor dollars and key employee talent within the semiconductor capital equipment and semiconductor industries), and a broader Technology Peer Group (composed of the 21 members of the Industry Peer Group along with nine other technology companies that are competitors for key employee talent within the broader technology and medical device industries). The revised peer groups were reviewed by the Compensation Committee and management and then adopted by the Compensation Committee as an appropriate peer group for benchmarking purposes in 2010.

For most senior executive officers, companies in the Industry Peer Group serve as the primary compensation benchmark. For certain positions (e.g., Chief Financial Officer), the Compensation Committee has determined that the broader Technology Peer Group is a more appropriate benchmark, as the functional expertise required for the position was likely to be found outside the semiconductor industry as well.

Industry Peer Group:

Altera Corp.	Analog Devices, Inc.	Applied Materials, Inc.
Atmel Corp.	Cymer, Inc.	Cypress Semiconductor Corp.
Fairchild Semiconductor International, Inc.	FEI, Co.	International Rectifier Corp.
KLA-Tencor Corp.	Lam Research Corp.	Linear Technology Corp.
LSI Corp.	National Semiconductor Corp.	NVIDIA Corp.
ON Semiconductor Corp	SanDisk Corp.	Teradyne, Inc.
Varian Semiconductor Equipment Assoc., Inc	Verigy, Ltd.	Xilinx, Inc.

Technology Peer Group:

Includes the 21 companies in the Industry Peer Group listed above, plus:

Autodesk, Inc.	Bio-Rad Laboratories, Inc.	Cadence Design Systems, Inc.
Juniper Networks, Inc.	Life Technologies Corporation	NetApp, Inc.
SunPower Corp.	Synopsys, Inc.	Verisign, Inc.

The Compensation Peers were selected based upon a number of factors, including industry sector, size, market, market share, and other attributes. Data on the compensation practices of the Compensation Peers is gathered through publicly reported information as well as custom surveys taken from the Radford Surveys. Data is gathered with respect to base salary, bonus, total cash compensation, equity awards, and total direct compensation. Deferred compensation and benefits which are generally available to all employees are not analyzed annually, but are reviewed by the Company from time to time to ensure the benefits the Company offers are competitive. The targeted total direct compensation, cash compensation and equity grants for each Named Executive Officer, as compared to his Compensation Peer group, is set forth below under the caption “Additional Information Regarding NEO Compensation for Fiscal Year 2010.”

Components of Senior Executive Compensation

Compensation packages for the senior executives are designed to deliver a mix of fixed and variable incentive compensation. Fixed compensation is delivered in the form of base salary and represents the smallest portion of total direct compensation. Variable incentive compensation is delivered in the form of annual cash incentives and long-term incentives including stock options and RSUs and represents the largest portion of total direct compensation.

As described further below, Named Executive Officers also receive other forms of compensation, including various benefits provided under plans available to most of the Company’s employees, such as medical and 401(k) plans; however, benefits provided under these plans are not independently evaluated in connection with the annual determination of senior executive compensation. Mr. Hill also has an agreement with the Company that governs aspects of his compensation, as described below under “Other Compensation Policies—Employment and Severance Agreements.” In January of 2010, the Company entered into an agreement with Mr. Benzing in connection with his retirement as an officer of the Company effective June 26, 2010 which will govern his compensation thereafter, as described below under “Other Compensation Policies—Employment and Severance Agreements.”

Total direct compensation for each Named Executive Officer is designed to be competitive with that of executives serving in a comparable capacity in the Compensation Peers, as well as to align the executive’s incentives with the long-term interests of the Company’s shareholders. The Company uses cash bonuses to reward short-term performance, and uses equity awards to recognize recent performance and to create incentives for long-term performance. The Company does not assign a fixed weighting to any individual component of compensation, as the Company believes that total direct compensation for each executive must be tailored to meet the competitive characteristics applicable to the executive’s personal and professional circumstances, as well as the performance of the business the executive is responsible for. As discussed above, Mr. Hill makes recommendations to the Compensation Committee on each of the Named Executive Officer’s compensation, and the Compensation Committee makes recommendations to the Board of Directors on Mr. Hill’s compensation. For fiscal year 2010, the Compensation Committee adopted Mr. Hill’s recommendations with respect to each of the other Named Executive Officer’s compensation without change, and the Board of Directors adopted the Compensation Committee’s recommendation with respect to Mr. Hill’s compensation without change.

Base Salary

Base salary for the Named Executive Officers is reviewed and established annually by the Compensation Committee. Fiscal year 2010 base salaries for all executive officers, including the Named Executive Officers, were initially determined in December 2009. The Compensation Committee, with the assistance of Towers Watson and the Company’s human resources professionals, reviewed the base salaries of the senior executive officers on the basis described below.

Base salaries for executives other than Mr. Hill are based upon his recommendation, which is in turn based upon information gathered by the Company’s human resources professionals and Towers Watson. Base salary is generally targeted within the 50th percentile and 75th percentile for similarly-situated executives at the peer companies. The base salary of each Named Executive Officer, as compared to those of similarly-situated executives at the Compensation Peer companies, is set forth below under the caption “Additional Information Regarding NEO Compensation for Fiscal Year 2010.”

Individual base salary recommendations are made by considering internal pay equity and upon the executive’s performance over both the short and long term. That performance is weighed against the cost and risk of making management changes, including the anticipated level of difficulty in replacing the individual with someone of comparable experience and skill. For fiscal year 2010, the Compensation Committee made no adjustments to Mr. Hill’s base salary.

In December 2009, Mr. Hill recommended and the Compensation Committee approved base salary increases for the other Named Executive Officers, with the exception of Mr. Benzing, for fiscal year 2010. Base salaries for Messrs. Addiego, Archer and Chen were increased to $411,000. Mr. Addiego received a 5% increase and Messrs. Archer and Chen received 14% increases because of substantial increases in their job responsibilities. In anticipation of Mr. Benzing’s retirement as the Principal Financial Officer and Mr. Hertz’s subsequent appointment as the Company’s Chief Financial Officer (CFO), Mr. Hertz’s base salary increased by 9% to $300,400.

Bonuses

In 2010, all senior executives, including the Named Executive Officers, were eligible to participate in the Company’s Executive Bonus Program, which is described below. The bonus program provides for a cash bonus based on the degree to which the corporate performance objectives as well as individual performance goals are achieved.

Corporate Performance Objectives

The Company’s corporate performance objectives have historically consisted of (i) increasing revenues at 150% of the industry growth rate in upturns, while declining at less than 50% of the industry rate in downturns, (ii) earning a 15% net profit after tax, and (iii) turning the Company’s adjusted assets at least 1.5 times annually. The Company believes these metrics are important to its shareholders, and that a focus on achieving them should translate into an increase in shareholder value. As the Company continues to monitor overall economic demand, the resulting impact on the semiconductor industry and the Company’s competitive position in that industry, these historical corporate performance objectives may be modified accordingly.

The Company uses the growth rate target in setting certain individual objectives, and historically used the net profit after tax and asset turns targets to establish a “corporate factor,” as described below under “Executive Bonus Program.” The corporate factor is a significant driver for the annual bonus of each senior executive officer, although achievement of individual objectives is a factor as well. Mr. Hill does not have individual objectives; he is evaluated solely with respect to the Company’s performance as a whole.

Executive Bonus Program

The starting point for the Executive Bonus Program is the determination of a target bonus potential for each executive, which is stated as a percentage of base salary. Base salary, under the Executive Bonus Program, means the participant’s annual salary rate on the last day of the year. The percentage of base salary is established by the Compensation Committee at the end of each year for the following year, although a change in the executive’s responsibilities or extraordinary performance could result in the Compensation Committee acting to modify the percentage during the year. For senior executives other than Mr. Hill, the percentage is based upon Mr. Hill’s recommendation, although the Compensation Committee makes the final determination in all cases. The percentage is determined by evaluating the practices of the Compensation Peers and is intended to provide an aggregate cash compensation package that would exceed what the executive would receive from competitors in the event that our individual performance goals and performance objectives established by the Company were exceeded by one of our Peer Companies.

In December 2009, the Compensation Committee, with input from Mr. Hill with respect to the other Named Executive Officers, determined that the target bonus percentage payable for the Named Executive Officers, except for Mr. Hertz, would remain unchanged in 2010. Mr. Hertz’s bonus target increased from 60% to 75% in 2010 in recognition of his expected appointment to Chief Financial Officer. The bonus target for each Named Executive Officer is set forth below under the caption “Additional Information Regarding NEO Compensation for Fiscal Year 2010.”

Individual performance goals for each executive are outlined by Mr. Hill in the first quarter of the year based upon discussions with the executive. At the end of the year, each executive reviews his individual performance with Mr. Hill, who in turn makes a recommendation to the Compensation Committee as to the executive’s percentage achievement of the previously outlined individual goals.

Individual objectives may change over the course of the year, including as the result of changes in the executive’s responsibilities. In addition, the Company does not believe an exclusively algorithmic approach to the determination of cash bonuses is appropriate for employees who do not have responsibility for the entire Company. Accordingly, both Mr. Hill’s evaluation of the executive’s performance and the Compensation

Committee’s determination of the cash bonus necessarily involve a subjective evaluation of the extent to which the executive has achieved his or her individual objectives. Mr. Hill’s cash bonus is determined by the Compensation Committee based solely on the degree to which the Company meets the corporate performance objectives described below.

In addition to individual objectives, the bonus of each executive officer has historically been impacted by the operation of the corporate factor, which measures the extent to which the Company has met its corporate performance objectives. The achievement of the corporate performance objectives, which in 2010 consisted of the following targets, (i) achieving a 15% net profit after tax and (ii) turning the Company’s adjusted assets 1.5 times annually, is determined annually by the Compensation Committee based upon the Company’s financial position and results of operations. Each objective is weighted at 50%, and certain minimums and maximums are applied to ensure that the corporate factor is achieved using a balanced approach.

The corporate factor is calculated on a shipments basis rather than on a revenue basis, as the Company believes that, for compensation purposes, shipments more accurately reflect actions within its employees’ control. Asset turnover is based upon adjusted asset turns, which the Company defines as assets other than goodwill and fixed assets previously accounted for as synthetic leases, less cash and short-term investments in excess of short-term operating requirements. The Compensation Committee has the discretion to include or exclude the impact of certain items in calculating the corporate factor. Examples of items which may be excluded are charges and benefits from legal settlements and restructuring activities.

Once the corporate factor has been determined, the Compensation Committee then approves a cash bonus for each of the Named Executive Officers other than Mr. Hill based upon the following formula:

Base Salary x Target Bonus % x Individual Goal Achievement % x Corporate Factor

For 2010, the Compensation Committee determined that each of the corporate performance objectives had been exceeded and assigned a corporate performance factor of 161%. The actual bonus amounts paid to the Named Executive Officers are set forth under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

Equity Awards

The Company’s equity compensation program for senior executive employees includes two forms of long-term incentives: RSUs and stock options. Award size and frequency is based on each executive’s demonstrated level of performance over time. The Company annually reviews award levels and practices to ensure their competitiveness. In making individual awards, the Compensation Committee considers industry practices, internal equity, the recent performance of each executive, the value of the executive’s previous awards and the Company’s views on executive retention and succession.

The Company believes compensation plans that are tied to Company performance, rather than stock performance against an index, are the optimum way of providing incentives to executives and to reward success, since they are linked to performance elements that are more likely to be within the individual’s control, and since success in these areas will, over the long term, enhance shareholder value.

In December 2010, the Compensation Committee approved the issuance of RSUs, performance-based RSUs and stock options to senior executives and employees as part of the annual performance review cycle. The vesting schedule and number of stock options or shares of restricted stock the Compensation Committee grants to each senior executive is determined based upon a number of factors, including the evaluation each executive given by Mr. Hill and the grant guidelines prepared by Towers Watson.

In December 2010, with the recommendations of Towers Watson, the Compensation Committee concurred with Mr. Hill’s recommendations. The Board of Directors approved the Compensation Committee’s recommendation with respect to Mr. Hill’s equity awards for 2010 without modification. The equity awards for the Named Executive Officers for 2010 are set forth under “Stock Awards” and “Option Awards” in the Summary Compensation Table.

For employees at the vice president level and above receiving grants as part of the annual performance review cycle, including the Named Executives Officers, with the exception of Mr. Benzing, 40% of the RSUs were granted with vesting contingent upon meeting specified revenue growth performance relative to selected peer companies for the one-year period ending on December 31, 2011. The remaining 60% of the RSUs were granted with annual vesting based on continued service over four years.

Performance Objectives for the Annual Performance-Based Restricted Stock Units

Management recommended, and the Compensation Committee approved, a change to the RSU performance objectives for awards granted in December 2010. For grants made in each of December 2007, 2008 and 2009, vesting of the performance based RSUs was contingent upon meeting specified revenue growth goals over a three year time frame. As discussed above, the revenue goal for minimum payout of the grants based on revenue performance from 2007 to 2010 was not achieved, so the performance-based RSUs granted in December 2007 for all grantees were forfeited. Vesting of the performance based RSUs granted in December 2010 are contingent upon Novellus’ revenue growth relative to a selected peer group over a one year period ending December 31, 2011.

The twelve selected peer companies that management recommended and the Compensation Committee approved are listed below (the “Selected Peer Group”). They are peers to Novellus in the worldwide Wafer Fabrication Equipment (WFE) industry that (i) have 2010 and projected 2011 revenues on a calendar year basis over $50M, (ii) report semiconductor equipment revenues in their public financial filings and (iii) have semiconductor equipment revenue that is over 50% of their respective total revenue.

Selected Peer Group:

Applied Materials	Axcelis Technologies	KLA-Tencor	PSK Inc.
ASM International	Cymer	Lam Research	Tokyo Electron
ASML Holding N.V.	Dainippon Screen	Mattson Technology	Varian Semiconductor

Awards earned based on Company performance versus the Selected Peer Group during that period will then vest in annual installments over four years. We believe that the 2011 goal creates a greater incentive for individual performance by the grantee and is less affected by the cyclical changes of our industry over which the executive officer may have limited control. Additionally, a one-year goal with deferred vesting supports our intention to provide variable compensation that both motivates and retains the participating executives.

For the performance-based RSUs granted in December 2010, the payout will be based on Novellus’ revenue growth relative to the revenue growth of the companies in the Selected Peer Group, annualized on a calendar year basis for the one-year period ending on December 31, 2011. If the goal is achieved, the shares will vest in four annual installments on March 31, of each of 2012, 2013, 2014 and 2015.

The target for 100% payout will be achieved if Novellus’ revenue growth is at the 50th percentile of the revenue growth of the companies in the Selected Peer Group, annualized on a calendar year basis for the same period. Higher and lower payouts are allowed if Novellus’ relative revenue growth for the performance period is above or below the 50th percentile target as described in the following table.

Novellus Relative Revenue Growth	Performance-Based RSU Grant Payout
Less than 25th Percentile of Selected Peer Group Growth	0%
25th to 50th Percentile of Selected Peer Group Growth	Prorated 50% to 100%
50th to 75th Percentile of Selected Peer Group Growth	Prorated 100% to 200%
75th to 100th Percentile of Selected Peer Group Growth	Prorated 200% to 300%

2010 Special Performance Based Restricted Stock Unit Awards

Mr. Hill

In recognition of the Company’s ongoing succession planning activities and in light of the fact that Mr. Hill, the Company’s Chairman of the Board of Directors and Chief Executive Officer, will turn 60 years of age in March 2012, the Board of Directors granted Mr. Hill 125,315 RSUs on January 28, 2010. The award had a ten year term and included a vesting schedule providing that the award would vest at such times and in such amounts as determined by the Board based on Mr. Hill’s active involvement and participation in the achievement of certain succession planning criteria.

On December 17, 2010, the Board determined that 50% of the award would vest upon the appointment by the Board or a committee of the Board of a Chief Operating Officer, and the remaining 50% of the award is to vest upon the appointment by the Board or a committee of the Board of a successor to Mr. Hill as Chief Executive Officer.

On December 17, 2010, Mr. Archer was appointed the Company’s Chief Operating Officer, and 50% of the award vested on that date.

Messrs. Hill, Addiego, Archer and Chen

On December 17, 2010, the independent directors, including all of the members of our Compensation Committee, approved special performance-based RSU grants to each of Messrs. Hill, Addiego, Archer and Chen to reinforce the importance of revenue growth to the Company and its shareholders. This special performance-based RSU grant was made only to these top four executives of the Company as they have the most influence on achieving revenue growth for the Company. Vesting of the RSUs will be based on the achievement of the revenue performance goals described in the RSU Payout table below and will vest on February 17, 2012.

Novellus 2011 Reported Revenue	RSU Payout to Mr. Hill	RSU Payout to Messrs. Addiego, Archer and Chen
Less than Target	0	0
Target	21,000	7,000 each
Maximum	42,000	14,000 each
Between Target & Maximum	Prorated 21,000 - 42,000	Prorated 7,000 -14,000 each

Additional Information Regarding NEO Compensation for Fiscal Year 2010

The following discussion provides additional information about each Named Executive Officer’s compensation for fiscal year 2010 and outlines how compensation decisions for each Named Executive Officer were reached.

Richard S. Hill, Chairman of the Board and Chief Executive Officer

Mr. Hill’s compensation in fiscal 2010 consisted primarily of:

•	$878,000 in annual base salary.

•

$2,120,370 in cash incentive payments under the 2010 senior executive bonus plan. Mr. Hill’s bonus target is 150% of his annual base salary and is based solely on the Company’s overall financial performance. For fiscal year 2010, the Compensation Committee determined that Mr. Hill’s bonus under the 2010 senior executive bonus plan would be 161% of his target.

•	181,900 stock options, which vest in four annual installments on each anniversary of the grant date (2011 through 2014).

•

67,700 RSUs, 60% of which vest in four annual installments on each anniversary of the grant date (2011 through 2014), and 40% of which vest contingent on Novellus’ revenue growth relative to selected peer companies’ revenue growth annualized on a calendar year basis for the one-year period ending on December 31, 2011. If the goal is achieved, the shares will vest in four annual installments on March 31, of each of 2012, 2013, 2014 and 2015.

•	21,000 RSUs for a special performance based grant which vests contingent upon the achievement of certain revenue goals for 2011.

•

125,315 RSUs for a special performance based award with vesting contingent upon Mr. Hill’s participation in certain succession planning activities. 50% of the award vested in on December 17, 2010 when Mr. Archer was appointed the Company’s Chief Operating Officer, and the remaining 50% of the award will vest upon the appointment of a successor to Mr. Hill as Chief Executive Officer.

In December 2009, using peer market data provided by Towers Watson, the Compensation Committee reviewed Mr. Hill’s base salary and targeted total cash compensation for fiscal year 2010. Mr. Hill’s base salary, which had been restored to 2008 levels, and his targeted total cash compensation were above the 75th percentile targeted range of the Industry Compensation Peer Group, and no adjustments were made to either his base salary or bonus target for fiscal year 2010.

In December 2010, after reviewing peer market data provided by Towers Watson, the Compensation Committee recommended to the Board of Directors that Mr. Hill receive a regular equity grant for fiscal year 2010 that was within the 50th and 75th percentile targeted range of the Industry Compensation Peer Group. They also recommended that Mr. Hill’s base salary be increased 4% for fiscal year 2011 to $913,120. The Board of Directors approved the Compensation Committee’s recommendations.

Mr. Hill’s targeted total direct compensation for fiscal year 2010 was within the 50th and 75th percentile targeted range of the Industry Compensation Peer Group.

John D. Hertz, Vice President, Chief Financial Officer

Mr. Hertz’s compensation in fiscal 2010 consisted primarily of:

•	$300,400 in annual base salary.

•

$362,733 in cash incentive payments under the 2010 senior executive bonus plan. Mr. Hertz’s bonus target is 75% of his annual base salary, and is based on both individual performance goals and the Company’s overall financial performance. For fiscal year 2010, the Compensation Committee determined that Mr. Hertz’s bonus under the 2010 senior executive bonus plan would be 161% of his target, based on the Company’s corporate performance factor and Mr. Hertz’s achievement of 100% of his individual performance goals.

•	30,000 stock options which vest in four annual installments on each anniversary of the grant date (2011 through 2014).

•

12,000 RSUs, 60% of which vest in four annual installments on each anniversary of the grant date (2011 through 2014), and 40% of which vest contingent on Novellus’ revenue growth relative to selected peer companies’ revenue growth annualized on a calendar year basis for the one-year period ending on December 31, 2011. If the goal is achieved, the shares will vest in four annual installments on March 31, of each of 2012, 2013, 2014 and 2015.

In anticipation of Mr. Benzing’s retirement in June 2010 as the Company’s Principal Financial Officer and Mr. Hertz’s appointment as Chief Financial Officer, in December 2009, the Compensation Committee approved Mr. Hill’s recommendation to increase Mr. Hertz’s base salary by 9% and increase his bonus target to 75% of his base salary. Mr. Hertz’s 2010 base salary of $300,400 was below the 25th percentile targeted range of the Technology Compensation Peer Group. His targeted total cash compensation was within the 25th and 50th percentile targeted range of the Technology Compensation Peer Group for fiscal year 2010.

In December 2010, following Mr. Hill’s recommendation and after reviewing peer market data provided by Towers Watson, the Compensation Committee approved an equity grant for Mr. Hertz for fiscal year 2010 that was within the 50th and 75th percentile targeted range of the peer group. They also approved a 4% base salary increase for Mr. Hertz for fiscal year 2011 to $312,000.

Mr. Hertz’s targeted total direct compensation for fiscal year 2010 was below the 25th percentile targeted range of the Technology Compensation Peer Group.

Jeffrey C. Benzing, Former Principal Financial Officer, and Executive Vice President and Chief Administrative Officer

In June 2010, Mr. Benzing retired as the Company’s Principal Financial Officer. His compensation in fiscal 2010 consisted primarily of:

•	$382,500 in annual base salary.

•

$599,017 in a cash incentive payment under the 2010 senior executive bonus plan, which was prorated through December 15, 2010. Mr. Benzing’s bonus was targeted at 100% of his base salary and was based on both individual performance goals and the Company’s overall financial performance. For fiscal year 2010, the Compensation Committee determined that Mr. Benzing’s bonus under the senior executive bonus plan corporate performance factor would be 161% of his target (prorated, as discussed above), based on the Company’s corporate performance factor and Mr. Benzing’s achievement of 100% of his individual performance goals.

•

Pursuant to the terms of the agreement entered into in connection with his retirement, Mr. Benzing was granted RSUs with a value of $390,000 using the Company’s stock price on December 15, 2010. The RSUs vested on the date of grant, December 16, 2010.

Timothy M. Archer, Chief Operating Officer

Mr. Archer’s compensation in fiscal 2010 consisted primarily of:

•	$411,000 in annual base salary.

•

$661,710 in cash incentive payments under the 2010 senior executive bonus plan. Mr. Archer’s bonus target was 100% of his annual base salary, and is based on both individual performance goals and the Company’s overall financial performance. For fiscal year 2010, the Compensation Committee determined that Mr. Archer’s bonus under the 2010 senior executive bonus plan would be 161% of his target, based on the Company’s corporate performance factor and Mr. Archer’s achievement of 100% of his individual performance goals.

•	36,000 stock options which vest in four annual installments on each anniversary of the grant date (2011 through 2014).

•

16,000 RSUs, 60% of which vest in four annual installments on each anniversary of the grant date (2011 through 2014), and 40% of which vest contingent on Novellus’ revenue growth relative to selected peer companies’ revenue growth annualized on a calendar year basis for the one-year period ending on December 31, 2011. If the goal is achieved, the shares will vest in four annual installments on March 31, of each of 2012, 2013, 2014 and 2015.

•	7,000 RSUs for a special performance based grant which vests contingent upon the achievement of certain revenue goals for 2011.

In 2009, Thomas Caulfield, the Company’s former Executive Vice President, Sales Marketing and Customer Service, terminated his employment with the Company. The Company decided not to fill the position he vacated and instead increased Mr. Archer’s and Mr. Chen’s job responsibilities. In December 2009, the

Compensation Committee approved Mr. Hill’s recommendation to increase Mr. Archer’s base salary by 14%. Mr. Archer’s base salary of $411,000 was above the 75th percentile targeted range of the Industry Compensation Peer Group. His targeted total cash compensation was also above the 75th percentile targeted range of the Industry Compensation Peer Group.

In December 2010, Mr. Archer was promoted to Chief Operating Officer. Following Mr. Hill’s recommendation and after reviewing peer market data provided by Towers Watson, the Compensation Committee approved an equity grant for Mr. Archer for fiscal year 2010 that was within the 50th and 75th percentile targeted range of the Industry Compensation Peer Group. It also approved a 7% base salary increase for Mr. Archer for fiscal year 2011 to $440,000 and an increase in his bonus target to 125%.

Mr. Archer’s targeted total direct compensation for fiscal year 2010 was within the 50th and 75th percentile targeted range of the Industry Compensation Peer Group.

Fusen E. Chen, Executive Vice President, Semiconductor Systems Products

Mr. Chen’s compensation in fiscal 2010 consisted primarily of:

•	$411,000 in annual base salary.

•

$661,710 in cash incentive payments under the 2010 senior executive bonus plan. Mr. Chen’s bonus target was 100% of his annual base salary, and is based on both individual performance goals and the Company’s overall financial performance. For fiscal year 2010, the Compensation Committee determined that Mr. Chen’s bonus under the 2010 senior executive bonus plan would be 161% of his target, based on the Company’s corporate performance factor and Mr. Chen’s achievement of 100% of his individual performance goals.

•	36,000 stock options which vest in four annual installments on each anniversary of the grant date (2011 through 2014).

•

16,000 RSUs, 60% of which vest in four annual installments on each anniversary of the grant date (2011 through 2014), and 40% of which vest contingent on Novellus’ revenue growth relative to selected peer companies’ revenue growth annualized on a calendar year basis for the one-year period ending on December 31, 2011. If the goal is achieved, the shares will vest in four annual installments on March 31, of each of 2012, 2013, 2014 and 2015.

•	7,000 RSUs for a special performance based grant which vests contingent upon the achievement of certain revenue goals for 2011.

As discussed above, in connection with Thomas Caulfield’s termination of his employment with the Company, the Company increased Mr. Chen’s and Mr. Archer’s job responsibilities. In December 2009, the Compensation Committee approved Mr. Hill’s recommendation to increase Mr. Chen’s base salary by 14%. Mr. Chen’s base salary of $411,000 was within the 50th and 75th percentile targeted range of the Technology Compensation Peer Group. His targeted total cash compensation was also within the 50th and 75th percentile targeted range of the Technology Compensation Peer Group.

In December 2010, following Mr. Hill’s recommendation and after reviewing peer market data provided by Towers Watson, the Compensation Committee approved an equity grant for Mr. Chen for fiscal year 2010 that was within the 50th and 75th percentile targeted range of the Technology Compensation Peer Group. It also approved a 2% base salary increase for Mr. Chen to $420,000.

Mr. Chen’s targeted total direct compensation for fiscal year 2010 was above the 75th percentile targeted range of the Technology Compensation Peer Group.

Ginetto Addiego, Former Executive Vice President and Chief Administrative Officer (Mr. Addiego resigned effective March 7, 2011)

Mr. Addiego’s compensation in fiscal 2010 consisted primarily of:

•	$411,000 in annual base salary.

•

$661,710 in cash incentive payments under the 2010 senior executive bonus plan. Mr. Addiego’s bonus target was 100% of his annual base salary, and is based on both individual performance goals and the Company’s overall financial performance. For fiscal year 2010, the Compensation Committee determined that Mr. Addiego’s bonus under the 2010 senior executive bonus plan would be 161% of his target, based on the Company’s corporate performance factor and Mr. Addiego’s achievement 100% of his individual performance goals.

•	36,000 stock options which vest in four annual installments on each anniversary of the grant date (2011 through 2014).

•

16,000 RSUs, 60% of which vest in four annual installments on each anniversary of the grant date (2011 through 2014), and 40% of which vest contingent on Novellus’ revenue growth relative to selected peer companies’ revenue growth annualized on a calendar year basis for the one-year period ending on December 31, 2011. If the goal is achieved, the shares will vest in four annual installments on March 31, of each of 2012, 2013, 2014 and 2015.

•	7,000 RSUs for a special performance based grant which vests contingent upon the achievement of certain revenue goals for 2011.

In December 2009, the Compensation Committee approved Mr. Hill’s recommendation to increase Mr. Addiego’s base salary by 5%. Mr. Addiego’s base salary of $411,000 was within the 50th and 75th percentile targeted range of the Industry Compensation Peer Group. His targeted total cash compensation was above the 75th percentile targeted range of the Industry Compensation Peer Group.

In December 2010, Mr. Addiego was appointed Chief Administrative Officer. Following Mr. Hill’s recommendation and after reviewing peer market data provided by Towers Watson, the Compensation Committee approved an equity grant for Mr. Addiego for fiscal year 2010 that was within the 50th and 75th percentile targeted range of the Industry Compensation Peer Group. It also approved a 2% base salary increase for Mr. Addeigo for fiscal year 2011 to $420,000.

Mr. Addeigo’s targeted total direct compensation for fiscal year 2010 was above the 75th percentile targeted range of the Industry Compensation Peer Group.

Additional Information Regarding Pay for Performance

The Company believes that determining an executive’s total direct compensation for any given year using the grant date fair value method for valuing equity awards in such year is not an accurate representation of “pay for performance” or of the value actually realizable by the executive in that year. Instead, the Company believes that a more accurate representation of “pay for performance” and of the value actually realizable by the executive in that year is reflected by calculating the intrinsic value of equity awards vested in such year.

For the purposes of the following discussion, the intrinsic value of stock option awards is defined as the difference between the closing stock price on the date that the award vests and the exercise price, multiplied by the number of stock options that vested on such date. To the extent that the exercise price of a stock option exceeded the closing stock price on the date of vest, the Company assumed that no value was realizable. The intrinsic value for RSUs and restricted stock awards was calculated as the closing stock price on the date that the award vests multiplied by the number of RSUs or shares of restricted stock, as applicable, that vested on such date.

Two charts are presented below for each Named Executive Officer, covering the years in which the executive officer was a Named Executive Officer, as presented in the Company’s proxy statement for such year. The first chart presents the Named Executive Officer’s total direct compensation, calculated on a basis consistent with the “Summary Compensation Table” included in this proxy statement. The second chart presents total direct compensation, also calculated on a basis consistent with the Summary Compensation Table, except that it substitutes the grant date fair value of restricted stock, RSUs and stock option awards with the intrinsic value of such awards that vested during each year. Each of the charts present total direct compensation relative to the Company’s percentage of Net Profit After Tax (NPAT) and Return on Assets (ROA) as calculated from financial statements filed by the Company. The Company uses these financial metrics because it believes that they reflect the Company’s performance and are important to the Company’s shareholders.

The Company believes the second chart more accurately reflects the compensation actually realizable by the Named Executive Officer and the expense the Company actually incurred in each year as the estimated fair value of equity on the date of grant may vary significantly from the actual value realizable by the Named Executive Officer. The Company’s financial statements are prepared in accordance with generally accepted accounting principles in the United States (US GAAP). For purposes of complying with US GAAP for “stock option expensing”, the Company uses the Black-Scholes model to estimate the fair value of options at the grant date. However, after more than 10 years of using this method, the Company has empirical data that suggests that use of the Black-Scholes model at grant date overstates the value of option grants compared to the amounts each Named Executive Officer received upon the vesting of the option and overstates the amount of expense the Company actually incurred. This is largely because employee options are not freely tradable; an inherent assumption of the Black-Scholes model. In addition, the Black-Scholes model uses significant estimates, including volatility and expected term, to estimate the fair value and there is no mechanism within US GAAP to true-up these estimates to the actual value received by the Named Executive Officer upon vesting of the option. Since the SEC requires comparability and consistency among companies in reporting executive compensation, the first chart below for each Named Executive Officer gives investors that needed information.

Richard S. Hill

John D. Hertz

Jeffrey C. Benzing

Timothy M. Archer

Fusen E. Chen

Ginetto Addiego

Other Compensation Policies

Deferred Compensation. Directors and eligible employees, including the Named Executive Officers, are entitled to defer a portion of their salary, and all or a portion of their bonus payments, pursuant to the Company’s nonqualified deferred compensation plan. Amounts credited to the plan may be allocated by the participant among numerous hypothetical investment alternatives. The amounts deferred are not actually invested in the alternatives; the alternatives exist to enable the Company to calculate what a participant is owed at the time the deferred amounts are distributed. The Company purchases insurance to secure a portion of its obligations to the participants. The Named Executive Officers did not participate in the Company’s nonqualified deferred compensation plan during 2010.

Retirement Plans. In addition to participating in the Company’s 401(k) plan, certain senior executive officers who meet certain eligibility criteria are entitled to continued medical and dental coverage following their retirement (the “Post-Retirement Healthcare Plan”). To be eligible, a Named Executive Officer, other than Mr. Hill, is required to be employed by the Company at age 60, and the sum of his or her age at retirement plus the number of years employed must equal or exceed 72. To be eligible for the program, an executive officer must be in good standing at the time of retirement. The program permits the executive to continue his or her existing medical and dental coverage until the later to occur of the death of the executive or the executive’s spouse. Participants in the program would be required to pay premiums for such coverage which would be equal to rates then applicable to active employees and their spouses. No Named Executive Officers are currently eligible to participate in the program with the exception of Mr. Benzing, who will be able to participate upon termination of service to the Company. The Company’s obligations to Mr. Hill upon retirement are described below under “Employment and Severance Agreements” and in the “Pension Benefits Table” below. Mr. Hill also has a supplemental executive retirement plan (“SERP”) as described in footnote 1 to the “Pension Benefits Table” below.

Change-in-Control Provisions in our 2001 Stock Incentive Plan. The Company’s 2001 Stock Incentive Plan includes provisions for the treatment of awards under the plan in connection with a change-in-control of the Company. The plan provides, subject to each grantee’s respective award agreement, that the Compensation Committee, or other plan administrator, has the authority to provide for full or partial vesting of any equity award made under the plan upon a change-in-control of the Company, on such terms and conditions as it may specify. The Company’s standard forms of stock option agreement and restricted stock award agreements for employees do not provide for automatic acceleration upon a change-in-control, so any acceleration upon such an event would be at the discretion of the Compensation Committee or other plan administrator.

The form of RSU award agreements for each of our employees, including our Named Executive Officers, provides that all unvested RSUs will accelerate and vest in full upon a change-in-control. We believe that this approach to RSUs is appropriate for our Company for a number of reasons, including the following: (i) it aligns the interests of our employees and our shareholders, allowing employees to recognize the value created in a change-in-control transaction on the same basis as our shareholders; (ii) we believe that equity awards with this type of acceleration provision are more effective for retention purposes, particularly with respect to senior executive officers, for whom equity compensation represents a significant portion of their compensation; (iii) it is appropriate specifically for performance-based awards, given the potential difficulty of replicating or meeting the performance goals after a change-in-control; and (iv) we believe that the value of our employees’ equity compensation should be tied to our performance and not the new company’s future performance.

Perquisites and Other Benefits. The Company annually reviews the perquisites that senior executives receive. In general, such perquisites are limited. Other than as described in the “Summary Compensation Table” or under the “Pension Benefits Table” below, the Company’s senior executives are entitled to few benefits that are not otherwise available to all of its employees.

Regulatory Considerations. It is the Company’s policy to make reasonable efforts to cause executive compensation to be eligible for deductibility under section 162(m) of the Internal Revenue Code. Under Section 162(m), the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1 million in any one year. Under Section 162(m), the Company may deduct compensation in excess of $1 million if it qualifies as “performance-based compensation”, as defined in Section 162(m).

At the 2009 Annual Meeting of Shareholders, the shareholders reapproved the Company’s 162(m) Bonus Program and ratified and amended the Company’s 2001 Stock Incentive Plan. The Company’s 162(m) Bonus Program is a performance-based bonus program where awards to management for achieving certain performance objectives are generally payable in cash. However, the Compensation Committee reserves the right to declare any award wholly or partially payable in an equivalent amount of restricted stock awards and RSUs issued under the Company’s 2001 Stock Incentive Plan. The 2001 Stock Incentive Plan and the 2011 Stock Incentive Plan, which is to be considered for approval by the shareholders at the Annual Meeting, are designed to permit the Compensation Committee to grant equity awards that are performance-based and therefore tax deductible under

Section 162(m), to the extent that such compensation is not in excess of $1 million and qualifies as “performance-based compensation”, as defined in Section 162(m). For more information regarding the 2011 Stock Incentive Plan, see below under the caption “Proposal No. 3 – Approval of Novellus Systems, Inc. 2011 Stock Incentive Plan.”

In the recent past, compensation paid to the Named Executive Officers has been deductible by the Company even though certain compensation may not have qualified as “performance-based compensation.” However, it is possible that non-qualifying compensation paid to the Company’s executive officers may exceed $1 million in a taxable year and therefore limit the deductibility by the Company of a portion of such compensation. For example, each of the Company’s Named Executive Officers has been granted restricted stock awards, some of which will continue to vest over the next several years based upon a time based vesting schedule. Please see the “Outstanding Equity Awards Table” for more details regarding such restricted stock awards.

Employment and Severance Agreements

Mr. Hill. Effective as of July 24, 2008, the Company entered into an amended and restated employment agreement with Mr. Hill. This agreement amends and restates in its entirety Mr. Hill’s prior employment agreement dated as of October 1, 1998, as amended December 17, 1999, January 14, 2004 and March 15, 2005. The employment agreement was amended and restated principally to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and to address certain recent changes to the application of Section 162(m) of the Code described in IRS Revenue Ruling 2008-13. The amendments do not otherwise materially change the parties’ respective obligations and commitments. The amended and restated agreement provides for an initial employment term through December 31, 2010, with automatic renewals for successive two year periods if Mr. Hill continues to serve on the last day of each term. The agreement further provides that Mr. Hill will receive a base salary of $878,000 per annum which may be amended from time to time and will be eligible to participate in the Company’s then-existing executive bonus plan. As noted above, Mr. Hill’s base salary was most recently increased by 4% to $913,120, effective for fiscal year 2011.

In addition, Mr. Hill is entitled to receive certain benefits and/or payments in connection with the termination of the agreement. These benefits and/or payments will vary depending upon whether termination of the agreement occurs as a result of Mr. Hill’s death, disability, resignation for “Good Reason” or the Company’s or Mr. Hill’s termination “Not for Cause” (all as defined in the agreement). If the agreement is terminated by reason of Mr. Hill’s death, the Company will continue to pay salary and benefits to Mr. Hill’s estate through the second full month after his death. If the agreement is terminated by reason of Mr. Hill’s disability, as defined, the Company will continue to employ Mr. Hill. For the first 180 days of disability Mr. Hill will receive 100% of his base salary in effect at the time he becomes disabled and thereafter Mr. Hill will receive 66 2/3% of his base salary until he reaches 65. Coverage under the Company’s health insurance benefit plans shall continue pursuant to the agreement in the case of Mr. Hill’s disability until he reaches age 65. If the Company terminates the agreement Not for Cause or if Mr. Hill resigns for Good Reason, Mr. Hill will be entitled to receive (i) the greater of (x) a severance payment equal to two years of his then-current base salary, or (y) his base salary through the expiration date of the agreement, which amount shall be payable in the form of salary continuation for two years on the Company’s normal payroll schedule; (ii) a payment equal to 300% of his base annual salary as in effect on the date of the termination payable in a single lump sum within 30 days following his date of termination; (iii) payment of health insurance premiums in accordance with the Company’s Post-Retirement Healthcare Plan without regard to any age or length of service limitations for that program; (iv) continued vesting of his stock options through the salary continuation period, with vested options to be exercised within three years following the end of such period, during which time Mr. Hill will serve as a consultant; and (v) immediate vesting of his restricted stock awards such that the Company’s right to repurchase such restricted stock shall immediately lapse. Payments during this salary continuation period are conditioned upon Mr. Hill’s not competing with the Company during that period. Mr. Hill’s right to terminate for Good Reason shall continue for two years following a “Change of Control” (as defined in the agreement) in which he accepts a position with the Company or its successor other than as Chairman and Chief Executive Officer. If Mr. Hill terminates his employment Not for Cause, in lieu of other payments or benefits under the agreement, he will be entitled to receive a single lump sum payment equal to 60 times his highest base monthly salary paid during his employment and payment of health insurance premiums in accordance with the Company’s Post-Retirement Healthcare Plan without regard to any age or length of service limitations for that program, in each case subject to his continued observance of specified non-competition obligations during the two-year period following his termination. Mr. Hill’s Change of Control payments and benefits may be reduced such that they would not constitute a “parachute payment” within the meaning of Section 280G of the Code, or be subject to the excise tax imposed by Section 4999 of the Code. If the Company (a) terminates the agreement for “Cause” (as defined in the agreement), (b) if Mr. Hill terminates Not for Cause, or (c) upon Mr. Hill’s death after reaching the age of fifty-five and still being employed by the Company, no further rights to compensation or benefits will accrue to Mr. Hill, except that in the case of a termination Not for Cause or upon Mr. Hill’s death after reaching the age of fifty-five while still employed by the Company (i) Mr. Hill and his qualified dependents shall receive continued health insurance coverage under the Company’s officer retirement health benefit program, without regard to any age or length of service limitations for that program, and (ii) if Mr. Hill is age fifty-five or older at the time of his termination Not for Cause or death, he or his estate will receive a single lump sum payment equal to 60 times his highest base monthly salary paid during his employment and payment of health insurance premiums in accordance with the Company’s Post-Retirement Healthcare Plan. If Mr. Hill terminates his employment “Not for Cause” or retires after being disabled he will also receive the benefits he is entitled to under the Company’s July 1993 Board of Directors’ Resolution Regarding Officers’ Retirement, Medical and Dental Coverage; these may include lifetime health insurance for himself and his qualified dependents. See the “Pension Benefits Table” and “Potential Payments Upon Termination or Change-in-Control” below.

In addition, effective as of November 15, 2005, the Compensation Committee authorized the addition of the supplemental retirement benefits that may be provided under Mr. Hill’s employment agreement in the event of his termination Not for Cause to the plans and programs covered by the Company’s existing rabbi trust agreement with Union Bank of California as trustee. See the “Pension Benefits Table” and “Potential Payments Upon Termination or Change-in-Control” below.

Mr. Benzing. On January 11, 2010, the Company entered into an agreement (the “Benzing Agreement”) with Mr. Benzing in connection with his retirement from the Company. The Benzing Agreement became effective as of June 27, 2010 and expires on June 26, 2014, unless sooner terminated. Under the Benzing Agreement, Mr. Benzing will (i) serve as a member of the Company’s Technical Advisory Board, (ii) provide advice and assistance as needed to the Company’s management during on-site product design reviews and (iii) serve as a member of the Company’s Patent Committee. In exchange for these services, Mr. Benzing will receive an aggregate salary of $390,000 over the term of the Benzing Agreement, and he was eligible to receive a pro-rata share of the cash bonus for performance year 2010 that he would have otherwise been entitled to receive related to his position as Executive Vice President, Chief Administrative Officer and Principal Financial Officer. Additionally, On December 16, 2010, Mr. Benzing was granted RSUs equivalent to $390,000 using the Company’s stock price on December 15, 2010. The RSUs became vested on the date of grant. The terms of the Benzing Agreement also provide that Mr. Benzing is entitled to participate in the Company’s Executive Officers’ Retirement Medical and Dental Coverage Plan.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Novellus specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and its discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Youssef A. El-Mansy

Yoshio Nishi

Ann Rhoads

William R. Spivey

Delbert A. Whitaker

Summary Compensation Table (2010)

The following table sets forth certain information concerning compensation of each Named Executive Officer during the fiscal years ended December 31, 2010, December 31, 2009 and December 31, 2008:

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Richard S. Hill	2010	$881,377	$4,917,541	$2,374,595	$2,120,370	$185,839	(4)	$76,815	(5)	$10,556,537
Chairman of the Board and Chief Executive Officer	2009	$648,707	$3,739,428	$1,381,222	$—	$949,180	(4)	$50,525		$6,769,062
	2008	$887,455	$—	$—	$—	$914,428	(4)	$41,314		$1,843,197

John Hertz	2010	$301,555	$396,000	$396,357	$362,733	$23,863	(6)	$7,350	(7)	$1,487,858
Vice President and Chief Financial Officer

Jeffrey C. Benzing (8)	2010	$382,500	$396,726	$—	$599,017	$(7,105	) (6)	$41,682	(9)	$1,412,820
Former Principal Financial Officer, Executive Vice President and Chief Administrative Officer	2009	$356,400	$—	$—	$—	$43,885	(6)	$13,310		$413,595
	2008	$394,212	$224,460	$612,900	$—	$38,432	(6)	$22,648		$1,292,652

Timothy M. Archer	2010	$412,581	$528,000	$559,519	$661,710	$40,857	(6)	$12,310	(10)	$2,214,977
Chief Operating Officer	2009	$328,985	$1,866,540	$867,010	$—	$21,257	(6)	$12,310		$3,096,102
	2008	$338,448	$224,460	$919,350	$—	$19,851	(6)	$11,438		$1,513,547

Fusen E. Chen	2010	$412,581	$528,000	$559,519	$661,710	$51,205	(6)	$10,050	(11)	$2,223,065
Executive Vice President, Semiconductor Systems Products	2009	$329,442	$1,866,540	$867,010	$—	$32,940	(6)	$9,778		$3,105,710
	2008	$364,484	$224,460	$612,900	$—	$21,890	(6)	$15,800		$1,239,534

Ginetto Addiego	2010	$412,581	$528,000	$559,519	$661,710	$25,104	(6)	$8,306	(12)	$2,195,220
Former Executive Vice President, Chief Administrative Officer	2009	$356,903	$1,866,540	$867,010	$—	$14,193	(6)	$7,350		$3,111,996
	2008	$394,818	$224,460	$612,900	$—	$9,729	(6)	$6,750		$1,248,657

(1)	Effective January 1, 2010, Mr. Hill’s salary was reinstated at the 2008 level of $878,000. During 2009, in recognition of a difficult business environment, certain of the Company’s employees at the Vice President level and above voluntarily reduced their salary. Mr. Hill voluntarily reduced his salary by 50% of base pay for the period January 1, 2009 through May 31, 2009, and by 10% of base pay for the period June 1, 2009 through December 31, 2009. Effective February 9, 2009, each of Messrs. Benzing, Addiego, Chen and Archer voluntarily reduced their salaries by 10% of base pay, respectively, for the period February 9, 2009 through December 31, 2009. Without the 2009 voluntary reductions, the salary amounts shown above for 2009 would have been higher by $229,293 for Mr. Hill, $33,600 for Mr. Benzing, $33,647 for Mr. Addiego, $31,058 for Mr. Chen, and $31,015 for Mr. Archer.

(2)	Included in Stock Awards are service-based and performance-based restricted stock units. Amounts shown do not reflect compensation actually received by the Named Executive Officers. The amounts in this column represent the aggregate grant date fair value computed in accordance with Accounting Standards Codification 718 (“ASC 718”). The aggregate grant date fair value equals the closing price per share of our Common Stock times the number of shares issued on the grant date. Value of performance-based restricted stock units reflects the value of the awards at the grant date based on the probable outcome of the performance conditions. The performance conditions are based on our revenue level for 2010 special grants, our percentile ranking relative to our peers for 2010 grants, and a combination of our revenue growth and our revenue growth relative to our peers for 2009 and 2008 grants. Based on the probable outcome of the performance conditions on the grant date, the estimated payout of performance-based restricted stock units was 0% for 2010 special grants, 100% for 2010 grants, and 350% for 2009 grants, and 0% for 2008 grants. The maximum payout of performance-based restricted stock units is 200% for 2010 special grants, 300% for 2010 grants, and 450% for 2009 and 2008 grants. If the maximum performance levels were reached, the value of the stock awards for Mr. Hill would be $8,075,435, $4,487,314 and $2,157,530 for 2010, 2009 and 2008, respectively; the value of the stock awards for Mr. Hertz would be $712,800 for 2010; the value of the stock awards for Mr. Benzing would be $673,380 for 2008; the value of the stock awards for Mr. Archer would be $1,410,160, $2,239,848 and $673,380 for 2010, 2009 and 2008, respectively; the value of the stock awards for each of Messrs. Addiego and Chen would be $1,410,160, $2,239,848, and $897,840 for 2010, 2009 and 2008, respectively. See “Grants of Plan-Based Awards Table” for more information on the service-based and performance-based restricted stock grants.

(3)

Amounts shown do not reflect compensation actually received by the Named Executive Officer. The amounts shown represent aggregate fair value of options granted during the year. The fair value is the value of the options on the grant date based on the

Black-Scholes option valuation model in accordance with ASC 718. The accounting methods and assumptions used to calculate the fair value are set forth in Note 18 of the Consolidated Financial Statements in the Form 10-K for the year ended December 31, 2010.

(4)	Amounts consist of changes to the value of Mr. Hill’s SERP of $135,077 in 2010, $911,769 in 2009 and $878,000 in 2008 and changes to the actuarial present value of Mr. Hill’s accumulated benefits under the Post-Retirement Healthcare Plan of $50,762 in 2010, $37,411 in 2009, and $36,428 in 2008. See the “Pension Benefits Table.”

(5)	Represents amounts paid by the Company in 2010 on behalf of Mr. Hill as follows: (i) $69,465 in for financial advisory fees and (ii) $7,350 for matching contributions to Mr. Hill’s account under the Company’s qualified 401(k) plan.

(6)	Amounts consist of the change in the actuarial present value of accumulated benefits under the Post-Retirement Healthcare Plan. See the “Pension Benefits Table.”

(7)	Represents amounts paid by the Company in 2010 on behalf of Mr. Hertz as follows: (i) $7,350 for matching contributions to Mr. Hertz’ account under the Company’s qualified 401(k) plan.

(8)	Mr. Benzing and the Company entered into an employment agreement on January 11, 2010, as amended on May 19, 2010, (the “Benzing Employment Agreement”) in connection with his retirement as Executive Vice President, Chief Administrative Officer, and Principal Financial Officer of the Company. The Benzing Employment Agreement is effective as of June 27, 2010 and expires on December 15, 2014, unless terminated sooner. See “Executive Compensation – Compensation Discussion and Analysis – Other Compensation Policies – Employment and Severance Agreements.”

(9)	Represents amounts paid by the Company in 2010 on behalf of Mr. Benzing as follows: (i) $15,687 for fringe benefits; (ii) $18,645 for financial advisory fees and (iii) $7,350 for matching contributions to Mr. Benzing’s account under the Company’s qualified 401(k) plan.

(10)	Represents amounts paid by the Company in 2010 on behalf of Mr. Archer as follows: (i) $4,960 for financial advisory fees and (ii) $7,350 for matching contributions to Mr. Archer’s account under the Company’s qualified 401(k) plan.

(11)	Represents amounts paid by the Company in 2010 on behalf of Mr. Chen as follows: (i) $2,700 for tax planning and preparation fees and (ii) $7,350 for matching contributions to Mr. Chen’s account under the Company’s qualified 401(k) plan.

(12)	Represents amounts paid by the Company in 2010 on behalf of Mr. Addiego as follows: (i) $956 for computer reimbursement and (ii) $7,350 for matching contributions to Mr. Addiego’s account under the Company’s qualified 401(k) plan.

Grants of Plan-Based Awards Table (2010)

The following table sets forth certain information concerning grants of awards made to each Named Executive Officer during the fiscal year ended December 31, 2010:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#) (8)	Exercise or Base Price of Option Awards ($ /Sh)	Grant Date Fair Value of Stock Option and Awards (9)
Name	Grant Date	Target ($)		Target (#)		Maximum (#)
Richard S. Hill	NA	$1,317,000	(1)(2)
	12/17/2010								181,900	$32.84	$2,374,595
	12/17/2010						40,620	(7)			$1,333,961
	1/28/2010			125,315	(6)	125,315					$2,694,273
	12/17/2010			27,080	(4)	81,240					$889,307
	12/17/2010			21,000	(5)	42,000					$0

John D. Hertz	NA	$225,300	(1)(3)
	12/16/2010								30,000	$33.00	$396,357
	12/16/2010						7,200	(7)			$237,600
	12/16/2010			4,800	(4)	14,400					$158,400

Jeffrey C. Benzing	NA	$372,060	(1)
	12/16/2010						12,022	(10)			$396,726

Timothy M. Archer	NA	$411,000	(1)
	12/16/2010								36,000	$33.00	$559,519
	12/16/2010						9,600	(7)			$316,800
	12/16/2010			6,400	(4)	19,200					$211,200
	12/17/2010			7,000	(5)	14,000					$0

Fusen E. Chen	NA	$411,000	(1)
	12/16/2010								36,000	$33.00	$559,519
	12/16/2010						9,600	(7)			$316,800
	12/16/2010			6,400	(4)	19,200					$211,200
	12/17/2010			7,000	(5)	14,000					$0

Ginetto Addiego	NA	$411,000	(1)
	12/16/2010								36,000	$33.00	$559,519
	12/16/2010						9,600	(7)			$316,800
	12/16/2010			6,400	(4)	19,200					$211,200
	12/17/2010			7,000	(5)	14,000					$0

(1)	Amounts shown are the targeted cash incentive compensation award potential for each Named Executive Officer under the senior executive bonus programs as described in “Executive Compensation—Compensation Discussion and Analysis—Components of Senior Executive Compensation—Bonuses.” There are no threshold or maximum payout amounts. Except as otherwise indicated, the target amounts are based upon 100% of the individual’s 2010 base salary. See “Summary Compensation Table” under the column entitled “Non-Equity Incentive Plan Compensation” for the actual payout.

(2)	Mr. Hill’s target amount is based on 150% of his 2010 base salary.

(3)	Mr. Hertz’s target amount is based on 75% of his 2010 base salary.

(4)	Amounts shown as the target number of shares are performance-based restricted stock units granted to the Named Executive Officers in December 2010. The units will vest on a pro-rata basis, from a threshold of 0% of target to a maximum of 300% of target, based on Company’s revenue growth relative to selected peer companies. See “Executive Compensation—Compensation Discussion and Analysis—Equity Awards—Performance-Based Restricted Stock Units.”

(5)	Amounts shown as the target number of shares are performance-based restricted stock units granted to the Named Executive Officers in December 2010 with a payout from 0%-200% based on Company’s revenue performance. See “Executive Compensation—Compensation Discussion and Analysis—Equity Awards—Performance-Based Restricted Stock Units.”

(6)	Amounts shown as the target number of shares are performance-based restricted stock units granted to Mr. Hill in January 2010. The units will vest upon the achievement of certain succession planning criteria. See “Executive Compensation—Compensation Discussion and Analysis—Equity Awards—Performance-Based Restricted Stock Units.”

(7)	Amounts shown are the number of shares of service-based restricted stock units granted in December 2010. The shares will vest at the rate of one-fourth per year on the anniversary of the grant date.

(8)	Amounts shown are the number of shares underlying the options granted to the Named Executive Officers in December 2010. The options will vest at a rate of one-fourth per year on the anniversary of the grant date.

(9)	Amounts shown represent the aggregate fair value of restricted stock units and stock options at the date of grant calculated in accordance with ASC 718. Assumptions used to calculate the grant date fair value amounts are set forth in Note 18 of the Consolidated Financial Statements in the Form 10-K for the year ended December 31, 2010. The exercise price equals the share price of Common Stock on the grant date for stock options included in the table above. However, the fair value shown above may not be indicative of the value realized on the date the option is exercised due to variability in the share price of Common Stock. The grant date fair value of performance-based restricted stock units reflects the value of awards at the grant date based on the probable outcome of the performance conditions.

(10)	Amounts shown are the number of shares of service-based restricted stock units granted in December 2010. The shares vested on the date of the grant.

The “Summary Compensation Table” and “Grants of Plan-Based Awards Table” should be read in conjunction with both the preceding “Compensation Discussion and Analysis,” which provides detailed information regarding our compensation philosophy and objectives and “Compensation Discussion and Analysis—Other Compensation Policies—Employment and Severance Agreements,” which provides a description of the material terms of any employment arrangements with our Named Executive Officers.

Outstanding Equity Awards Table (2010)

The following table sets forth certain information concerning outstanding equity awards for each Named Executive Officer as of December 31, 2010:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (18)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard S. Hill	—		181,900	(2)	$32.84	12/17/2020
	39,725		119,175	(4)	$23.94	12/18/2019
	75,000		25,000	(7)	$26.01	12/14/2017
	100,000		—		$34.36	12/15/2016
	150,000		—		$24.61	12/16/2015
	200,000		—		$27.81	12/10/2014
	150,000	(1)	—		$31.24	06/11/2014
	165,648		—		$29.24	12/13/2012
	11,893	(1)	—		$48.71	04/12/2012
	122,459	(1)	—		$47.95	04/11/2012
	300,000	(1)	—		$38.70	12/20/2011
	100		—		$28.00	09/20/2011
							75,765	(10)	$2,448,725
										176,978	(11)	$5,719,929
John Hertz	—		30,000	(3)	$33.00	12/16/2020
	—		37,500	(5)	$23.93	12/17/2019
	—		25,000	(6)	$12.47	12/18/2018
	—		2,500	(8)	$26.15	12/13/2017
	45,000		15,000	(9)	$30.93	06/21/2017
							27,975	(16)	$904,152
										22,500	(17)	$727,200
Jeffrey C. Benzing	—		50,000	(6)	$12.47	12/18/2018
	37,500		12,500	(7)	$26.01	12/14/2017
	50,000		—		$33.39	12/14/2016
	40,000		—		$24.76	12/15/2015
	50,000		—		$27.91	12/09/2014
	20,000	(1)	—		$31.24	06/11/2014
	50,000		—		$29.24	12/13/2012
	50,000	(1)	—		$47.95	04/11/2012
	125,000	(1)	—		$38.70	12/20/2011
	100		—		$28.00	09/20/2011
							13,500	(12)	$436,320
										12,000	(13)	$387,840
Timothy M. Archer	—		36,000	(3)	$33.00	12/16/2020
	25,000		75,000	(5)	$23.93	12/17/2019
	—		75,000	(6)	$12.47	12/18/2018
	37,500		12,500	(8)	$26.15	12/13/2017
	65,000		—		$33.39	12/14/2016
	40,000		—		$24.76	12/15/2015
	30,000		—		$27.48	12/16/2014
	16,000	(1)	—		$31.24	06/11/2014
	20,000	(1)	—		$40.82	12/18/2013
	50,000		—		$29.24	12/13/2012
	40,000	(1)	—		$32.96	06/20/2012
	11,750	(1)	—		$38.70	12/20/2011
	6,000		—		$50.37	06/21/2011
							38,400	(14)	$1,241,088
										50,000	(15)	$1,616,000

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (18)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Fusen E. Chen	—	36,000	(3)	$33.00	12/16/2020
	25,000	75,000	(5)	$23.93	12/17/2019
	—	50,000	(6)	$12.47	12/18/2018
	37,500	12,500	(8)	$26.15	12/13/2017
	50,000	—		$33.39	12/14/2016
	40,000	—		$24.76	12/15/2015
	25,000	—		$21.54	10/27/2015
	20,000	—		$27.48	12/16/2014
	100,000	—		$25.58	10/21/2014
						38,400	(14)	$1,241,088
									50,000	(15)	$1,616,000
Ginetto Addiego	—	36,000	(3)	$33.00	12/16/2020
	25,000	75,000	(5)	$23.93	12/17/2019
	50,000	50,000	(6)	$12.47	12/18/2018
	37,500	12,500	(8)	$26.15	12/13/2017
	65,000	—		$33.39	12/14/2016
	40,000	—		$24.76	12/15/2015
	100,000	—		$29.03	02/17/2015
						38,400	(14)	$1,241,088
									50,000	(15)	$1,616,000

(1)	Certain options included above were unvested and “out-of-the-money” with an exercise price equal to or greater than $30.00 as of November 15, 2005. On this date, the Compensation Committee and the Audit Committee approved a plan to provide for immediate vesting of these options for all of the Company’s employees. The Company’s decision to accelerate the vesting of these options was in anticipation of compensation expense to be recorded subsequent to the applicable effective date of SFAS 123R, the predecessor to ASC 718, and the Company considered that, because these options had exercise prices in excess of the then-current market value, the options were not fully achieving their original objectives of incentive compensation and employee retention. Each of the Company’s Executive Officers, as defined under Rule 405 of the Securities Act, whose options were accelerated under this plan entered into a Resale Restriction Agreement which imposed restrictions on the sale of any shares received through the exercise of accelerated options until the earlier of (i) the original vesting dates set forth in the option or (ii) the Executive Officer’s termination of employment. See the Company’s Current Report on Form 8-K filed with the SEC on November 15, 2005 for the form of Resale Restriction Agreement.

(2)	These options were granted on December 17, 2010 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(3)	These options were granted on December 16, 2010 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(4)	These options were granted on December 18, 2009. Options for Mr. Hill vest at a rate of one-fourth per year on the anniversary of the grant date.

(5)	These options were granted on December 17, 2009 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(6)	These options were granted on December 18, 2008 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(7)	These options were granted on December 14, 2007. Options for Mr. Hill vest at a rate of one-fourth per year on the anniversary of the grant date. Mr. Benzing’s options vest monthly over four years.

(8)	These options were granted on December 13, 2007 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(9)	These options were granted on June 21, 2007 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(10)	The unvested shares consist of the following restricted stock units: (i) 35,145 shares from grants awarded on December 18, 2009 that vest at a rate of one-fourth per year on the anniversary of the grant date and (ii) 40,620 shares from grants awarded on December 17, 2010 that vest at a rate of one-fourth per year on the anniversary of the grant date.

(11)

The unvested shares consist of the following performance-based restricted stock units: (i) 35,000 units granted on December 14, 2007 that will vest March 31, 2011 on a pro-rata basis (from 0% to 300%) depending on (a) the Company’s’ compound annual growth in revenue (CAGR) between fiscal 2007 and fiscal 2010 and (b) the Company’s CAGR performance in comparison to certain peer companies for the same period (collectively, the “2010 CAGR Performance Goals”); (ii) 31,240 performance-based restricted stock units granted on December 18, 2009 that will vest on March 31, 2013 with a payout ratio from 0%-300% depending on (a) the Company’s compound annual growth in revenue (CAGR) between fiscal 2009 and fiscal 2012 and (b) the Company’s CAGR performance in comparison to certain peer companies for the same period (collectively, the “2012 CAGR Performance Goals”), with an additional 150% of the target shares vesting if the Company’s CAGR between year 2009 and 2012 is equal to or greater than 7.5%; (iii) 62,658 performance-based restricted stock units granted on January 28, 2010 that will vest based on the achievement of certain succession planning criteria; (iv) 27,080 performance-based restricted stock units granted on December 17, 2010 that will vest at a rate of 25% over four years beginning on March 31, 2012 with a payout ratio from 0%-300% depending on Novellus’ revenue growth during fiscal year 2011 relative to selected peer companies; and (v) 21,000 performance-based restricted stock units granted on December 17, 2010 that will vest on February 17, 2012 with a payout from 0%-200%, depending on Novellus’ revenue performance during fiscal 2011. See “Compensation Discussion and Analysis–Equity Awards–Performance Objectives for the Annual Performance-Based Restricted Stock Units” for more information regarding the performance-based restricted stock awards.

(12)	The unvested shares consist of the following restricted stock units: (i) 4,500 shares from grants awarded on December 14, 2007 that vest monthly over four years and (ii) 9,000 shares from grants awarded on December 18, 2008 that vest at a rate of one-fourth per year on the anniversary of the grant date.

(13)	The unvested shares consist of 12,000 performance-based restricted stock units granted on December 18, 2008 that will vest on March 31, 2012 ration a pro-rata basis (from 0%-300%) depending on (a) the Company’s compound annual growth in revenue (CAGR) between fiscal 2008 and fiscal 2011 and (b) the Company’s CAGR performance in comparison to certain peer companies for the same period (collectively, the “2011 CAGR Performance Goals”). An additional 150% of the target shares will vest if the Company’s CAGR between year 2008 and 2011 is equal to or greater than 7.5%.

(14)	The unvested shares consist of the following restricted stock units: (i) 2,250 shares from grants awarded on December 13, 2007 that vest at a rate of one-fourth per year on the anniversary of the grant date; (ii) 9,000 shares from grants awarded on December 18, 2008 that vest at a rate of one-fourth per year on the anniversary of the grant date; (iii) 17,550 shares from grants awarded on December 17, 2009 that vest at a rate of one-fourth per year on the anniversary of the grant date and (iv) 9,600 shares from grants awarded on December 16, 2010 that vest at a rate of one-fourth per year on the anniversary of the grant date.

(15)	The unvested shares consist of (i) 9,000 performance-based restricted stock units granted on December 13, 2007 that will vest on March 31, 2011 on a pro-rata basis (from 0% to 300%) if the Company achieves the 2010 CAGR Performance Goals; (ii) 12,000 performance-based restricted stock units granted on December 18, 2008 that will vest on March 31, 2012 with a payout ratio from 0%-300% depending the 2011 CAGR Performance Goals (an additional 150% of target shares will vest if the Company’s CAGR between year 2008 and 2011 is equal to or greater than 7.5%); (iii) 15,600 performance-based restricted stock units granted on December 17, 2009 that will vest on March 31, 2013 with a payout ratio from 0%-300% depending on the 2012 CAGR Performance Goals (an additional 150% of the target shares will vest if the Company’s CAGR between year 2009 and 2012 is equal to or greater than 7.5%); (iv) 6,400 performance-based restricted stock units granted on December 16, 2010 that will vest at a rate of 25% over four years beginning on March 31, 2012 with a payout ratio from 0%-300% depending on Novellus’ revenue growth during fiscal 2011 relative to selected peer companies; and (v) 7,000 performance-based restricted stock units granted on December 17, 2010 that will vest on February 17, 2012 with a payout from 0%-200%, depending on Novellus’ revenue performance during fiscal 2011. See “Compensation Discussion and Analysis–Equity Awards–Performance Objectives for the Annual Performance-Based Restricted Stock Units” for more information regarding the performance-based restricted stock awards.

(16)	The unvested shares consist of the following restricted stock awards and units: (i) 5,000 restricted stock awards from grants awarded on June 21, 2007 that vest at a rate of one-fourth per year beginning on June 4, 2008; (ii) 625 restricted stock units from grants awarded on December 13, 2007 that vest at a rate of one-fourth per year on the anniversary of the grant date; (iii) 3,900 restricted stock units from grants awarded on December 18, 2008 that vest at a rate of one-fourth per year on the anniversary of the grant date; (iv) 11,250 restricted stock units from grants awarded on December 17, 2009 that vest at a rate of one-fourth per year on the anniversary of the grant date; and (v) 7,200 restricted stock units from grants awarded on December 16, 2010 that vest at a rate of one-fourth per year on the anniversary of the grant date.

(17)	The unvested shares consist of (i) 2,500 performance-based restricted stock units granted on December 13, 2007 that will vest on March 31, 2011 on a pro-rata basis (from 0% to 300%) if the Company achieves the 2010 CAGR Performance Goals; (ii) 5,200 performance-based restricted stock units granted on December 18, 2008 that will vest on March 31, 2012 on a pro-rata basis (from 0%-300%) if the Company achieves the 2011 CAGR Performance Goals (an additional 150% of target shares will vest if the Company’s CAGR between year 2008 and 2011 is equal to or greater than 7.5%); (iii) 10,000 performance-based restricted stock units granted on December 17, 2009 that will vest on March 31, 2013 with a payout ratio from 0%-300% depending on the 2012 CAGR Performance Goals (an additional 150% of the target shares will vest if the Company’s CAGR between year 2009 and 2012 is equal to or greater than 7.5%); and (iv) 4,800 performance-based restricted stock units granted on December 16, 2010 that will vest at a rate of 25% over four years beginning on March 31, 2012 on a pro-rata basis (from 0% to 300%) depending on Novellus’ revenue growth during fiscal 2011 relative to selected peer companies. See “Compensation Discussion and Analysis–Equity Awards–Performance Objectives for the Annual Performance-Based Restricted Stock Units” for more information regarding the performance-based restricted stock awards.

(18)	Amount shown is the target number of shares of the performance-based restricted stock units.

Option Exercises and Stock Vested Table (2010)

The following table sets forth certain information concerning all exercises of stock options and vesting of restricted stock for each Named Executive Officer during the fiscal year ended December 31, 2010:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Richard S. Hill	300,000	$733,049	74,372	$2,438,862
John Hertz	32,500	$411,676	11,325	$335,359
Jeffrey C. Benzing	156,700	$1,123,327	21,022	$660,820
Timothy M. Archer	106,100	$1,567,046	22,600	$698,187
Fusen E. Chen	25,000	$503,483	17,600	$555,187
Ginetto Addiego	—	$—	12,600	$412,187

(1)	The value realized equals the difference between the option exercise price and the market price of Common Stock at the time of exercise, multiplied by the number of shares for which the option was exercised.

(2)	The value realized equals the closing price of Common Stock on the vesting date, multiplied by the number of shares that vested.

Pension Benefits Table (2010)

The following table sets forth certain information concerning each plan that provides for payments or other benefits at, following, or in connection with retirement for each Named Executive Officer during the fiscal year ended December 31, 2010:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Richard S. Hill	SERP (1)	17	$4,390,000		—
	Post-Retirement Healthcare Plan (2)	N/A	$433,864		—
John Hertz	Post-Retirement Healthcare Plan (3)	3	$50,854	(4)	—
Jeffrey C. Benzing	Post-Retirement Healthcare Plan (2)	N/A	$380,057		—
Timothy M. Archer	Post-Retirement Healthcare Plan (3)	16	$131,368	(4)	—
Fusen E. Chen	Post-Retirement Healthcare Plan (3)	6	$140,380	(4)	—
Ginetto Addiego	Post-Retirement Healthcare Plan (3)	5	$63,250	(4)	—

(1)	Mr. Hill’s SERP is a cash retirement benefit available under his employment agreement. Mr. Hill becomes fully vested in his SERP benefit if he voluntarily terminates his employment after reaching a specified age, provided that for a period of two years following termination, Mr. Hill complies with certain non-competition and non-solicitation provisions contained in his employment agreement. Upon his attainment of the specified age and subject to his continuing compliance with the specified non-competition and non-solicitation provisions, Mr. Hill’s SERP benefit will be equal to 60 times his highest base monthly salary paid during his employment and is payable within thirty (30) days following Mr. Hill’s date of termination. This payment is distinct from, and in lieu of, certain payments and benefits to which Mr. Hill would be entitled upon a termination under different circumstances. For more information about such benefits and payments, see “Potential Payments Upon Termination or Change-in-Control” below.

(2)	Under the provisions of Messrs. Hill and Benzing’s employment agreements, upon retirement, Mr. Hill and Mr. Benzing are eligible to receive benefits under the Executive Officers’ Medical and Dental Retirement Benefits Plan described in footnote (3) below, without regard to any age or length of service limitation other than being an employee in good standing upon termination of employment. Although Mr. Benzing has retired from his position as Chief Administrative Officer, he remains an employee of the Company and, therefore, benefits under this Plan have not commenced.

(3)	The Executive Officers’ Medical and Dental Retirement Benefits Plan provides for medical and dental coverage that is substantially comparable to coverage provided to active employees for executive officers and their spouses for the duration of their lifetimes and for covered dependents as defined by the plan. As of the end of 2010, all Named Executive Officers were potentially eligible to participate in the Post-Retirement Healthcare Plan. Mr. Addiego resigned from the Company on March 7, 2011, and therefore will not receive any benefits under this plan. Executive officers are entitled to receive these benefits provided that each (i) is in good standing upon termination of employment, (ii) has reached the age of 60, and (iii) has a combined age and years of service upon termination equal to at least 72. Executive officers are required to pay premiums for such coverage which would be equal to rates then applicable to active employees and their spouses and/or families. The significant assumptions used to calculate the present value of the accumulated benefit of our Executive Officers’ Medical and Dental Retirement Benefits Plan include a discount rate of 5.60%, a projection of the RP 2000 mortality table used by sponsors of defined benefit pension plans for funding purposes, and a healthcare trend rate of 10.50% for 2011, with an ultimate health trend rate of 5%.

(4)	Amounts in the table above include benefits in which the Named Executive Officer were not vested at December 31, 2010. Amounts assume that Messrs. Addiego, Chen, Archer, and Hertz will continue to be employed by the Company and otherwise satisfy the applicable eligibility requirements of the Executive Officers’ Medical and Dental Retirement Plan described in (3) above.

Potential Payments Upon Termination or Change-in-Control (2010)

All of the Company’s employees are employees at will, with the exception of Mr. Hill as described below. Accordingly, they may be terminated at any time, with or without cause. Effective as of July 24, 2008, the Company entered into an amended and restated employment agreement with Mr. Hill. This agreement amends and restates in its entirety Mr. Hill’s prior employment agreement dated as of October 1, 1998, as amended December 17, 1999, January 14, 2004 and March 15, 2005. Mr. Hill’s employment agreement with the Company provides that he is eligible to receive certain payments upon the termination of his employment, depending upon the reason that his employment is terminated. See “Compensation Discussion and Analysis—Other Compensation Policies—Employment and Severance Agreements” for more information. Other than Mr. Hill’s potential right to terminate his employment for Good Reason (as defined in his agreement) within two years following a “Change of Control” (as defined in his agreement) and the full acceleration of each Named Executive Officers’ restricted stock units upon a change-in-control, a change-in-control of the Company does not result in the payment to any Named Executive Officer of any amounts to which the executive would not otherwise be entitled absent a change-in-control.

The table below sets forth the estimated amount of payments and other benefits each Named Executive Officer would be entitled to receive upon the occurrence of the indicated event, assuming that the event occurred on December 31, 2010. Amounts potentially payable under plans which are generally available to all salaried employees, such as life and disability insurance, are excluded from the table. The values related to vesting of stock options and awards are based upon the fair market value of our Common Stock of $32.32 as reported on the NASDAQ Global Select Market on December 31, 2010, the last trading day of our fiscal year. Actual payments made at any future date would vary, including based upon the amount the Named Executive Officer would have accrued under the applicable benefit or compensation plan as well as based upon the price of our Common Stock.

Name	Event	Salary & Other Cash Payments ($) (1)		Vesting of Stock Options ($)		Vesting of Stock Awards ($)		Healthcare Benefits ($) (2)	Total ($)
Richard S. Hill	Death	$4,536,334	(3)	—	(10)	$5,286,178	(4)	—	$9,822,512
	Disability	$3,760,583	(5)	—	(5)	$5,286,178	(5)	—	$9,046,761
	Resignation Not for Cause or Retirement	$4,390,000	(6)	—		—		—	$4,390,000
	Resignation for Good Reason or Involuntary Termination Not for Cause	$4,390,000	(7)	$1,156,437	(7)	$8,168,654	(7)	—	$13,715,091
	Change-in-Control	$4,390,000	(8)	$1,156,437	(8)	$8,168,654	(8)	—	$13,715,091	(9)
John D. Hertz	Death or Disability	—		—	(10)	$1,030,200	(4)	—	$1,030,200
	Change-in-Control					$1,469,752	(11)		$1,469,752
Jeffrey C. Benzing	Death or Disability	—		—	(10)	$630,240	(4)	—	$630,240
	Change-in-Control					$824,160	(11)		$824,160
Timothy M. Archer	Death or Disability	—		—	(10)	$1,704,880	(4)	—	$1,704,880
	Change-in-Control					$2,857,088	(11)		$2,857,088
Fusen E. Chen	Death or Disability	—		—	(10)	$1,704,880	(4)	—	$1,704,880
	Change-in-Control					$2,857,088	(11)		$2,857,088
Ginetto Addiego	Death or Disability	—		—	(12)	—	(12)	—	$—
	Change-in-Control					—	(12)		$—

(1)	The amounts shown in this table reflect the base salaries in effect as of December 31, 2010.

(2)	Under the terms of Mr. Hill’s employment agreement, Mr. Hill and his dependents will be provided healthcare benefits for the duration of their lifetimes upon Mr. Hill’s termination of employment, disability or death. Mr. Hill will pay premiums equal to the rates then applicable to active employees’ spouses and dependents. The Company’s obligations related to Mr. Hill’s healthcare benefits are discussed in the “Pension Benefits Table.”

(3)

Under the terms of Mr. Hill’s employment agreement, if Mr. Hill’s employment terminates as a result of his death, his estate would be entitled to (i) his pro-rated base salary and benefits paid bi-weekly through the second full month after Mr. Hill’s death and (ii) his SERP benefit (see description in footnote (6) below). At December 31, 2010, these potential payments are $146,334 and $4,390,000, respectively. The SERP benefit is equal to 60 times his highest base monthly salary paid during his employment and is payable in a single lump sum.

(4)	Under the terms of each Named Executive Officer’s restricted stock awards and restricted stock unit awards, half of the total number of shares of restricted stock and restricted stock units (at the target level) awarded shall immediately vest if continuous service is terminated as a result of the death or disability of the Named Executive Officer.

(5)

Under the terms of Mr. Hill’s employment agreement, if Mr. Hill were to become disabled while employed by the Company, he would remain an employee of the Company until he reaches the age of 65. During this time, Mr. Hill would be entitled to receive 100% of his then base salary thru the last day of the month in which the 180th day of disability occurs. Thereafter, until he reaches the age of 65, he will receive 66 2/3% of his then base salary payable bi-weekly. Mr. Hill’s employment agreement requires that any long-term disability insurance payments received by Mr. Hill would reduce the Company’s disability payments. The amount shown above has not been reduced by any potential long-term disability insurance. As an employee, Mr. Hill’s outstanding stock options and restricted stock awards would continue to vest per the terms of their respective award agreements. The stock options amount excludes options with an exercise price greater than the Company’s Common Stock closing price of $32.32 on December 31, 2010. Restricted stock units accelerate as to 50% of the total number of restricted stock units awarded (at the target level).

(6)	Mr. Hill attained age 58 during 2010 and, under the terms of Mr. Hill’s employment agreement, if he terminates his employment for any reason or upon his death, Mr. Hill and his qualified dependents are entitled to receive the amount shown above, which reflects the accumulated benefits associated with his SERP. The SERP benefit is equal to 60 times his highest base monthly salary paid during his employment. These amounts are payable in a single lump sum payment based on Mr. Hill’s prior election and are conditioned upon Mr. Hill adhering to the noncompetition conditions set forth in the employment agreement throughout a two-year period following termination.

(7)	Under the terms of Mr. Hill’s employment agreement, if Mr. Hill is terminated by the Company for other than cause (as defined in the agreement) or terminates his employment voluntarily for Good Reason (as defined in the agreement), he will receive for a period of two years the following: (i) compensation in the form of salary continuation equal to two years then current base salary payable bi-weekly, (ii) continued vesting of any outstanding stock option awards and (iii) full vesting for any outstanding restricted stock awards. In addition, Mr. Hill will be entitled to receive a single lump-sum payment equal to payment equal to 300% of his base annual salary as then in effect. After the two year period, Mr. Hill would serve as a consultant to the Company for a period of three years during which time Mr. Hill would have the ability to exercise any vested options. Additionally, all of Mr. Hill’s restricted stock units will fully vest immediately upon his termination.

(8)	In the event of a change-in-control, Mr. Hill’s employment agreement provides that if he does not continue to serve as Chairman and Chief Executive Officer of the Company or its successor following the change-in-control, he will have Good Reason to resign during the two year period immediately following the change-in-control, in which case Mr. Hill will be entitled to the same benefits he would otherwise be entitled to upon his involuntary termination by the Company for other than cause absent an intervening change-in-control, except that any outstanding unvested stock option awards and restricted stock awards will become fully vested. The stock options amount excludes options with an exercise price greater than the Company’s Common Stock closing price of $32.32 on December 31, 2010. The amount set forth in the “Potential Payments Upon Termination or Change-in-Control” table above assumes that Mr. Hill resigns for Good Reason following a change-in-control. Pursuant to the terms of his award agreements, all of Mr. Hill’s restricted stock units will fully vest immediately upon a change-in-control.

(9)	Under the terms of Mr. Hill’s employment agreement, if any payment or benefit Mr. Hill would receive pursuant to a change-in-control would constitute a parachute payment within the meaning of Section 280G of the Code, then such payment or benefit would be reduced to an amount that resulted in no portion of the payment or benefit being subject to the excise tax. If such reduction were to occur, Mr. Hill’s employment agreement provides for payments and benefits to be reduced in a specified order.

(10)	Under the terms of each Named Executive Officer’s option grants granted in 2010, half of the total number of shares of options shall immediately vest if continuous service is terminated as a result of the death or disability of the Named Executive Officer. The stock options amount excludes options with an exercise price greater than the Company’s Common Stock closing price of $32.32 on December 31, 2010.

(11)	Represents the value of the restricted stock units held by the Named Executive Officer, which fully accelerate upon a change-in-control.

(12)	Mr. Addiego resigned his employment with the Company on March 7, 2011. He did not receive any payments in connection with this resignation.

Equity Compensation Plan Information

The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of December 31, 2010, including the Amended and Restated 1992 Stock Option Plan, the Amended and Restated 1992 Employee Stock Purchase Plan, the 2001 Plan (as defined below), the 2001 NQ Plan (as defined below), and the option plans and agreements assumed by the Company in connection with the acquisitions of GaSonics International Corporation (the “GaSonics Acquisition”) and SpeedFam-IPEC, Inc. (the “SpeedFam-IPEC Acquisition”) (together, with the exception of the 2001 Plan and the Amended and Restated 1992 Employee Stock Purchase Plan, the “Previous Plans” and collectively, together the “Company’s Stock Option Plans”).

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1) (4)	15,550,946	$30.71	(5)	7,778,500	(6)
Equity compensation plans not approved by security holders (2) (3)	312,525	$38.23		—
Total (4)	15,863,471	$30.90	(5)	7,778,500	(6)

(1)	Represents shares of Common Stock issuable pursuant to the Company’s Amended and Restated 1992 Stock Option Plan (the “1992 Plan”), the 1992 ESPP, and the 2001 Plan.

The 1992 Plan was originally adopted by the Board of Directors in April 1992 and was approved by the shareholders in May 1992. The Board of Directors adopted amendments and restatements of the 1992 Plan in 1993, 1995, 1996, 1997, 1998 and 1999. These amendments and restatements were approved by the shareholders in 1994, 1995, 1996, 1997, 1998 and 2000. The 1992 Plan is administered by the Compensation Committee. Options granted pursuant to the 1992 Plan generally vest ratably over a four-year period on the anniversary of the date of grant or as determined by the Compensation Committee. Stock options expire ten years after the date of grant. The 1992 Plan expired in 2002 and options are no longer granted under the 1992 Plan. As of December 31, 2010, there were options outstanding to purchase 1,565,464 shares of Common Stock under the 1992 Plan at a weighted average exercise price of $41.58 per share and no shares available for future issuance.

The 1992 ESPP was originally adopted by the Board of Directors and approved by the shareholders in May 1992. Amendments and restatements of the 1992 ESPP were adopted by the Board of Directors and approved by the shareholders in 1995, 1996, 1997, 1998, 1999, 2002 and 2007. The purpose of the 1992 ESPP is to provide participating employees of the Company with an opportunity to purchase Common Stock through payroll deductions. The 1992 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. The 1992 ESPP is implemented by one offering during each six-month period. The Board of Directors may alter the duration of the offering periods without shareholder approval. The price per share at which shares are sold under the 1992 ESPP is equal to the lower of (i) 85% of the fair market value of the Common Stock on the date of commencement of the six-month offering period, or (ii) 85% of the fair market value of the Common Stock on the last day of the offering period. The fair market value of the Common Stock on a given date is determined by the Board of Directors based upon the last sale price of the Common Stock on the NASDAQ Global Select Market as of such date. The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed the lesser of (i) 15% of a participant’s eligible compensation, which is defined in the 1992 ESPP to include the regular straight time gross salary in effect at the beginning of the offering period, exclusive of any payments for overtime, shift premium, bonuses, commissions, incentive compensation, incentive payments, or other compensation, or (ii) $5,000 for each offering period. A participant may purchase no more than 1,000 shares in any one offering period. As of December 31, 2010, there were 1,190,721 shares available for future issuance under the 1992 ESPP.

The 2001 Plan was originally adopted by the Board of Directors in March 2001 and approved by the shareholders in May 2001. An amendment and restatement of the 2001 Plan was adopted by the Board of Directors and approved by shareholders at the annual meeting of shareholders in 2007. The amendment consolidated all of the Company’s equity award activities going forward including all shares that were available for grant under the 2001 Non-Qualified Stock Option Plan (the “2001 NQ Plan”), GaSonics Plans (as defined below) and the SpeedFam-IPEC Plans (as defined below) available for grant as of May 11, 2007. In 2009, the Board of Directors adopted an amendment and restatement of the 2001 Plan and the shareholders at the 2009 annual meeting approved the amended and restated 2001 Plan to increase the maximum number of shares available for grant under the 2001 Plan by 6,000,000 shares and to adopt a fungible share reserve pursuant to which each award of restricted stock and restricted stock units is charged against the reserve as 1.6 shares for each share subject to the award effective May 12, 2009.

The 2001 Plan is administered by the Compensation Committee. Options granted pursuant to the 2001 Plan generally vest ratably over a four-year period on the anniversary of the date of grant or as otherwise determined by the Compensation Committee. Options expire ten years after the date of grant. The stock options issued under the 2001 Plan have an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant of the option. Options are generally non-transferable. As of December 31, 2010, there were options outstanding to purchase 10,872,549 shares of Common Stock under the 2001 Plan at a weighted average exercise price of $29.15 per share, 3,112,933 outstanding restricted stock units, and 6,587,779 shares available for future issuance. The 2001 Plan includes 3,563,522 shares of Common Stock issuable pursuant to option plans and agreements granted prior to May 11, 2007, pursuant to the Company’s 2001 NQ Plan. The Board of Directors adopted the 2001 NQ Plan in December 2001. The term of all options granted under the 2001 NQ Plan shall not exceed ten years from the date of grant.

(2)	Includes 156,365 shares of Common Stock issuable pursuant to option plans and agreements granted prior to May 11, 2007 assumed pursuant to the GaSonics Acquisition. The option agreements were originally issued by GaSonics under the GaSonics International Corporation 1994 Stock Option/Stock Issuance Plan, the Gamma Precision Technology 1998 Stock Option Plan and the GaSonics International Corporation 2000 Supplemental Stock Option Plan (collectively, the “GaSonics Plans”), which are described below.

Pursuant to the GaSonics Acquisition, the Company assumed the option agreements then outstanding under the GaSonics Plans (the “GaSonics Assumed Options”). The GaSonics Assumed Options are governed by the terms of the respective GaSonics Plan under which they were originally issued. Options governed by the terms of the GaSonics Plans generally are non-transferable (with the exception of non-qualified stock options, which may be assigned) and expire no later than ten years from date of grant. Options generally are exercisable immediately upon vesting. Shares of Common Stock issuable and/or exercised under the GaSonics Plans vest based upon years of service, generally four years. The GaSonics Plans, other than the Gamma Precision Technology 1998 Stock Option Plan, which was assumed by GaSonics when GaSonics acquired Gamma Precision Technology, were duly approved by the shareholders of GaSonics prior to the GaSonics Acquisition.

(3)	Includes 156,160 shares of Common Stock issuable pursuant to option plans and agreements granted prior to May 11, 2007 assumed pursuant to the SpeedFam-IPEC Acquisition. The option agreements were originally issued by SpeedFam-IPEC under the SpeedFam, Inc. 1991 Employee Incentive Stock Option Plan, as amended, the SpeedFam-IPEC, Inc. 1992 Stock Option Plan, as amended, the 1995 Stock Plan for Employees and Directors of SpeedFam-IPEC International, Inc., as amended, the 2001 Nonstatutory Stock Option Plan of SpeedFam-IPEC, Inc., and the Stand-Alone Nonstatutory Stock Option Agreement of SpeedFam-IPEC, Inc., dated June 14, 2001 (collectively, the “SpeedFam-IPEC Plans”), which are described below.

Pursuant to the SpeedFam-IPEC Acquisition, the Company assumed the option agreements then outstanding under the SpeedFam-IPEC Plans (the “SpeedFam-IPEC Assumed Options”). The SpeedFam-IPEC Assumed Options are governed by the terms of the respective SpeedFam-IPEC Plan under which they were originally issued. Options governed by the terms of the SpeedFam-IPEC Plans generally are non-transferable and expire no later than ten years from date of grant. Options generally are exercisable immediately, upon vesting. Shares of Common Stock issuable and/or exercised under the SpeedFam-IPEC Plans vest based upon years of service, generally four years. The SpeedFam-IPEC Plans, other than the 2001 Nonstatutory Stock Option Plan of SpeedFam-IPEC, Inc. and the Stand-Alone Nonstatutory Stock Option Agreement of SpeedFam-IPEC, Inc., dated June 14, 2001, were duly approved by the shareholders of SpeedFam-IPEC prior to the SpeedFam-IPEC Acquisition.

(4)	Includes stock options and restricted stock units and excludes restricted stock awards.

(5)	The calculation of the weighted average exercise price of outstanding options, warrants and rights excludes restricted stock units.

(6)	Performance-based restricted stock units may vest up to multiples of target. See “Compensation Discussion and Analysis—Equity Awards—Performance-Based Restricted Stock Units.” Accordingly, the number of shares available is reduced by the maximum potential shares that could be issued for the performance awards.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, the following report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be deemed to be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act.

The Audit Committee assists the Board of Directors in fulfilling its responsibilities to the shareholders with respect to the Company’s independent registered public accounting firm, accounting and financial reporting practices, the quality and integrity of the Company’s financial statements and reports, and the Company’s system of internal control over financial reporting. The Board of Directors has adopted a written charter for the Audit Committee that details the responsibilities of the Audit Committee. A copy of the charter is available on the Company’s website at www.novellus.com. Since the effective date of the Sarbanes-Oxley Act of 2002, the Audit Committee has become responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm.

With regard to the fiscal 2010 audits, the Audit Committee discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2010, the scope, extent and procedures for its audits. Following completion of the audits, the Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of its examinations, the cooperation received by it during the audit examination, its evaluation of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010 and the overall quality of the Company’s financial reporting.

Management has the primary responsibility for the Company’s financial statements, reporting process and systems of internal controls. In fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, with management. Discussion topics included the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with Ernst & Young LLP its judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed under generally accepted auditing standards pursuant to Statement of Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee received from Ernst & Young LLP written disclosures and a letter regarding its independence as required by the applicable requirements of the Public Company Accounting Oversight Board, discussed with Ernst & Young LLP its independence from management and the Company, and considered the compatibility of non-audit services with such independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors subsequently approved) the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

In addition, the Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011, and the Board of Directors concurred with such selection. The Audit Committee has recommended to the shareholders that they ratify and approve the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

SUBMITTED BY THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Neil R. Bonke

Glen G. Possley

Ann D. Rhoads

Delbert A. Whitaker

PROPOSAL NO. 3

APPROVAL OF THE NOVELLUS SYSTEMS, INC.

2011 STOCK INCENTIVE PLAN

General

The shareholders are asked to approve the Novellus Systems, Inc. 2011 Stock Incentive Plan (the “2011 Plan”). In March 2001, the Company adopted the 2001 Stock Incentive Plan (the “2001 Plan”) which expired on March 16, 2011. The Board of Directors has adopted and recommended that the shareholders approve the 2011 Plan to replace the 2001 Stock Incentive Plan. Approval requires the affirmative vote of a majority of the outstanding shares of Common Stock represented and voting at the Annual Meeting (which shares of Common Stock voting affirmatively also constitute at least a majority of the required quorum). Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the approval of the 2011 Plan. Capitalized terms used in this Proposal No. 3 shall have the same meaning as in the 2011 Plan unless otherwise indicated.

Subject to shareholder approval, the Board of Directors of the Company adopted the 2011 Plan on April 4, 2011. The 2011 Plan is intended to enable the Company to attract and retain the best available personnel for positions at the Company, to provide additional incentive to employees, directors and consultants and to promote the success of the Company’s business. The Board of Directors believes that the Company’s long term success is dependent upon the ability of the Company to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company and its shareholders.

If the 2011 Plan is approved by the Company’s shareholders, the 2011 Plan will become effective on May 10, 2011.

The Board of Directors recommends a vote FOR the approval of the Novellus Systems, Inc. 2011 Stock Incentive Plan.

A general description of the principal terms of the proposed 2011 Plan is set forth below. This description is qualified in its entirety by the terms of the 2011 Plan, a copy of which is attached hereto as Appendix A. In the event of any inconsistency between this description and the formal 2011 Plan document, the terms of the formal document will prevail.

General Description

As of March 16, 2011, options to purchase 27,189,499 shares had been granted under the 2001 Plan, and options to purchase 9,273,934 shares with a weighted average price of $31.32 and a weighted average remaining term of 4.43 years were outstanding under the 2001 Plan and other Company equity plans. As of March 16, 2011, 11,548,468 shares of restricted stock and/or restricted stock units had been granted under the 2001 Plan. As of March 16, 2011, 3,015,030 shares subject to awards of restricted stock and restricted stock units were outstanding under all Company equity plans (of which 91,242 were unvested shares of restricted stock and 2,923,788 were unvested restricted stock units). As of March 17, 2011, approximately 950 officers, employees, directors and consultants of the Company would have been eligible to receive grants under the 2011 Plan had the 2011 Plan been approved as of such date. As of March 17, 2011, the fair market value of a share of common stock as reported on the NASDAQ Global Select Market was $35.55. As of March 16, 2011, other than the 7,296,984 shares that remained available for grants under the 2001 Plan, no other Company equity plans had shares available for grant.

Under the terms of the 2011 Plan, the maximum aggregate number of shares which may be issued pursuant to all Awards is 9,796,984 shares (which equals a share reserve of 2,500,000 shares, plus 7,296,984 shares (the number of shares that remained available for grants under the 2001 Plan as of March 16, 2011, the expiration date of the 2001 Plan)). In addition, any shares that would return to the 2001 Plan as a result of the forfeiture, termination or expiration of awards previously granted under the 2001 Plan or any other Company equity plan with regards to which shares would otherwise return to the 2001 Plan as a result of the forfeiture, termination or expiration of awards granted under such Company equity plan as of May 10, 2011 (ignoring for this purpose the expiration of the 2001 Plan or such other Company equity plan) shall become available under the 2011 Plan. The maximum aggregate number of shares which may be issued pursuant to all Awards of Incentive Stock Options is 9,796,984 shares.

The 2011 Plan provides for the grant of Options, Restricted Stock and Restricted Stock Units. The maximum number of shares with respect to which Options may be granted to a Grantee during a fiscal year of the Company is 600,000 shares. In addition, in connection with a Grantee’s commencement of Continuous Service to the Company, a Grantee may be granted Options for up to an additional 1,200,000 shares which shall not count against the limit set forth in the previous sentence. The maximum number of shares with respect to which Restricted Stock and Restricted Stock Units intended to be performance-based compensation may be granted to a Grantee during a fiscal year of the Company is 600,000 shares. The foregoing limitations are subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the Common Stock or capital structure of the Company.

Share Counting. In order to manage the dilution impact of Awards granted under the 2011 Plan, shares subject to Awards other than Options granted under the 2011 Plan (e.g., Restricted Stock and Restricted Stock Units) shall count against the 2011 Plan share limit at greater than a 1:1 rate. Any shares subject to Awards granted under the 2011 Plan other than Options shall be counted against the 2011 Plan share limit as two shares for every one share subject to such Award (and shall be counted as two shares for every one share returned to the 2011 Plan in connection with Awards other than Options as a result of the forfeiture, termination or expiration of Awards). Options shall be counted against the 2011 Plan share limit as one share subject to such an Option (and shall be counted as one share returned to the 2011 Plan in connection with Options as a result of the forfeiture, termination or expiration of an Option). Notwithstanding the foregoing, any shares that again become available for grant under the 2011 Plan upon the forfeiture, termination or expiration of an award that originally counted as 1.6 shares upon grant under the 2001 Plan shall be counted as 1.6 shares for every one share that would have returned to the 2001 Plan and any shares that originally counted as one share upon grant under the 2001 Plan or another Company equity plan shall be counted as one share for every one share that would have returned to the 2001 Plan (ignoring for this purpose the expiration of the 2001 Plan or such other Company equity plan).

Any shares covered by an Award which is forfeited, canceled or expires, shall be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued under the 2011 Plan. Shares that have been issued under the 2011 Plan pursuant to an Award shall not be returned to the 2011 Plan and shall not become available for future grant under the 2011 Plan, except where unvested shares are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value. Shares tendered or withheld in payment of an Option exercise price or withheld by the Company to pay any tax withholding obligation shall not be returned to the 2011 Plan and shall not become available for future issuance under the 2011 Plan.

Administration. The 2011 Plan is administered, with respect to grants to officers, employees directors, and consultants, by the plan administrator (the “Administrator”), defined as the Board of Directors or one (1) or more committees designated by the Board of Directors. The Compensation Committee currently acts as the Administrator. With respect to grants to Officers and Directors, the Compensation Committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code.

No Repricings without Shareholder Approval. The Company shall obtain shareholder approval prior to (a) the reduction of the exercise price of any Option awarded under the 2011 Plan or (b) the cancellation of an Option at a time when its exercise price exceeds the fair market value of the underlying shares, in exchange for another Option, Restricted Stock other Award or for cash (unless the cancellation and exchange occurs in connection with a Corporate Transaction).

Terms and Conditions of Awards. Options granted under the 2011 Plan may be either Incentive Stock Options under the provisions of Section 422 of the Code, or Nonstatutory Stock Options. Incentive Stock Options may be granted only to employees. Awards other than Incentive Stock Options may be granted to employees, directors and consultants. Under the 2011 Plan, Awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the Award Agreements to be issued under the 2011 Plan. Under the 2011 Plan, Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Grantee only by the Grantee. However, the 2011 Plan permits the designation of beneficiaries by holders of Incentive Stock Options. Other Awards shall be transferable by will and by the laws of descent and distribution and during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator, but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee.

The 2011 Plan authorizes the Administrator to select the employees, directors and consultants of the Company to whom Awards may be granted and to determine the terms and conditions of any Award; however, the term of any Award under the 2011 Plan may not be more than ten (10) years or five (5) years in the case of Incentive Stock Options awarded to any Grantee who owns stock representing more than ten percent (10%) of the combined voting power of the Company or any Parent or Subsidiary of the Company.

The 2011 Plan authorizes the Administrator to grant Options at an exercise price that is not less than one hundred percent (100%) of the fair market value of the Common Stock on the date the Option is granted; however, the price must not be less than one hundred ten percent (110%), in the case of Incentive Stock Options granted to any Grantee who owns stock representing more than ten percent (10%) of the combined voting power of the Company or any Parent or Subsidiary of the Company. As with other Awards, the term of any Option under the 2011 Plan may not be more than ten (10) years from the date of grant. In the case of Restricted Stock and Restricted Stock Units, the purchase price, if any, will be determined by the Administrator. Any Awards intended to qualify as performance-based Awards will have an exercise price or purchase price, as applicable, that is not less than on hundred percent (100%) of the fair market value of the Common Stock on the date the Award is granted. The exercise price or purchase price, as applicable, is generally payable in cash, check, shares of Common Stock or, with respect to Options, through a broker-dealer sale and remittance procedure.

The aggregate fair market value of the Common Stock with respect to any Incentive Stock Options that become exercisable by an eligible employee in any calendar year may not exceed $100,000 or the remaining Options shall be treated as Nonstatutory Stock Options.

Section 162(m) of the Code. The maximum number of shares with respect to which Options may be granted to a participant during a calendar year is 600,000 shares. In addition, in connection with a Grantee’s commencement of continuous service, a Grantee may be granted Options for up to an additional 1,200,000 shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the Common Stock and its determination shall be final, binding and conclusive. Under Section 162(m) of the Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s “covered employees.” An exception to this rule applies to compensation that is paid to a covered employee pursuant to a stock incentive plan approved by shareholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options granted under such a plan and with an exercise price equal to the fair market value of Common Stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any Option is canceled, the canceled award shall continue to count against the maximum number of shares of Common Stock with respect to which an award may be granted to a participant.

For awards of Restricted Stock and Restricted Stock Units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 600,000 shares. The foregoing limitation shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the Common Stock and its determination shall be final, binding and conclusive. In order for Restricted Stock and Restricted Stock Units to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard.

Under Section 162(m) of the Code, a “covered employee” is the Company’s chief executive officer and the three other most highly compensated officers of the Company other than the chief financial officer.

The 2011 Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards: (i) increase in share price; (ii) earnings per share; (iii) total shareholder return; (iv) operating margin; (v) gross margin; (vi) return on equity; (vii) return on assets; (viii) return on investment; (ix) operating income; (x) net operating income; (xi) pre-tax profit; (xii) cash flow; (xiii) revenue; (xiv) expenses; (xv) earnings before interest, taxes and depreciation; (xvi) economic value added; (xvii) market share; (xviii) controllable profits; (xix) customer satisfaction management by objectives; (xx) individual management by objectives; (xxi) net income; (xxii) new orders; (xxiii) pro forma net income; (xxiv) asset turnover; (xxv) minimum cash balances; and (xxvi) return on sales.

Change in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by outstanding Awards, the number of shares of Common Stock that have been authorized for issuance under the 2011 Plan, the exercise or purchase price of each outstanding Award, the maximum number of shares of Common Stock that may be granted subject to Awards to any participant in a fiscal year, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the Common Stock, (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to shareholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

Corporate Transaction. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Related Entity Disposition or at the time of an actual Corporate Transaction or Related Entity Disposition and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the full or partial release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Related Entity Disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Related Entity Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Related Entity Disposition shall remain fully exercisable until the expiration or earlier termination of the Award.

Amendment, Suspension or Termination of the 2011 Plan. The Board of Directors may at any time amend, suspend or terminate the 2011 Plan. The 2011 Plan will terminate on May 10, 2021, unless earlier terminated by the Board of Directors. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, applicable rules of any stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents of the jurisdiction, the Company shall obtain shareholder approval of any such amendment to the 2011 Plan in such a manner and to such a degree as required.

CERTAIN FEDERAL TAX CONSEQUENCES

The following summary of the federal income tax consequences of 2011 Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Nonstatutory Stock Options. The grant of a nonstatutory stock option under the 2011 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonstatutory stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of Common Stock will receive long- or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

Incentive Stock Options. The grant of an incentive stock option under the 2011 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of Common Stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the calendar year in which the incentive stock options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.

Restricted Stock. The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

Restricted Stock Units. Recipients of restricted stock units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted stock units. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

Amended Plan Benefits

Because the Administrator will make future awards at its discretion, we cannot determine the number of options and other awards that may be awarded in the future to eligible participants.

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934, which requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our Named Executive Officers with the interests of our shareholders. Our compensation programs are designed based on the Company’s philosophy of pay for performance. Accordingly, the compensation of our Named Executive Officers is based in large part upon the financial achievement of the Company.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. To the extent there is a significant vote against our Named Executive Officers’ compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address our shareholders’ concerns.

The affirmative vote of a majority of the outstanding shares of Common Stock represented and voting at the Annual Meeting (which shares of Common Stock voting affirmatively also constitute at least a majority of the required quorum) is required to approve this Proposal No. 4. Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the approval of the compensation of our Named Executive Officers, as disclosed in this proxy statement.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers, as disclosed in this proxy statement.

PROPOSAL NO. 5

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934, which requires that we provide shareholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently to vote on future advisory votes on the compensation of our Named Executive Officers as disclosed in accordance with the compensation disclosure rules of the SEC.

The Board of Directors has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company and therefore the Board of Directors recommends that you vote for a three-year interval for the advisory vote on executive compensation. In determining to recommend that shareholders vote for a frequency of once every three years, the Board of Directors considered the Company’s typical business cycle, which generally covers multiple years and is subject to many external economic factors; the Company’s pay for performance philosophy, which aligns executive compensation with the Company’s overall performance; historical oversight by the independent directors of the Board of Directors and the Compensation Committee, including annual compensation risk assessments; and analysis by the Compensation Committee’s independent compensation consultant. An advisory vote occurring once every three years will provide shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short term variations in compensation and business results. An advisory vote occurring once every three years will also permit our shareholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation.

This vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. The Company recognizes that the shareholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation. The Board of Directors and the Compensation Committee will take into account the outcome of the vote; however, when considering the frequency of future advisory votes on executive compensation, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

Shareholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, three years or abstaining from the vote, when voting in response to the resolution set forth below.

“RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s Named Executive Officers as set forth in the Company’s proxy statement should be every year, every two years, or every three years.”

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstain from voting) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the option of once every THREE years as the preferred frequency for advisory votes on executive compensation.

The Board of Directors recommends a vote for the option of once every THREE years as the preferred frequency for advisory votes on executive compensation.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC and NASDAQ. Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no Forms 5 were required to have been filed for such persons, the Company believes that its executive officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to them in 2010.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of the proxy statement and annual report may have been sent to multiple shareholders in a shareholders’ household. The Company believes this “householding” rule will provide greater convenience for its shareholders, as well as cost savings for the Company by reducing the number of duplicate documents that are sent to shareholders’ homes.

The “householding” election appears on the Proxy Card accompanying this Proxy Statement. If you wish to participate in the “householding” program, please indicate “YES” when voting your proxy. Your affirmative or implied consent will be perpetual unless you withhold or revoke it. If you wish to continue to receive separate proxy statements and annual reports for each account in your household, you must withhold your consent to our “householding” program by so indicating when voting your proxy. Please note that if you do not respond, you will be deemed to have consented and “householding” will begin 60 days after the mailing of this document.

You may revoke your consent to “householding” at any time by contacting Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent to participate in the “householding” program, or if you submit a written or oral request to the Company to the attention of Andrew J. Gottlieb, Corporate Secretary, 4000 North First Street, San Jose, California 95134, each shareholder at your address will receive individual copies of the Company’s disclosure documents within 30 days of receipt of your revocation or request.

Deadline for Receipt of Shareholder Proposals

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. For shareholder proposals to be considered properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice in writing to Andrew J. Gottlieb, Corporate Secretary of the Company. To be timely for the Company’s 2012 annual meeting of shareholders, a shareholders’ notice must be delivered to or mailed and received by the Company at its principal executive offices between December 12, 2011 and February 10, 2012. A shareholder’s notice to the Corporate Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended,

(the “Exchange Act”) and intended to be presented at the Company’s 2012 annual meeting of shareholders must be received by the Company not later than December 10, 2011 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

Other Business

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Whether or not you expect to attend the Annual Meeting in person, you are urged to submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instruction. You may submit your proxy or voting instructions (i) over the Internet, (ii) by telephone, or (iii) by completing, signing, dating and returning the enclosed Proxy Card by mail in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your Proxy Card or submit your proxy over the Internet or by telephone and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

ANNUAL REPORT ON FORM 10-K

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, NOVELLUS SYSTEMS, INC., 4000 NORTH FIRST STREET, SAN JOSE, CALIFORNIA 95134, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

THE BOARD OF DIRECTORS

Dated: April 8, 2011

APPENDIX A

NOVELLUS SYSTEMS, INC.

2011 STOCK INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e) “Award” means the grant of an Option, Restricted Stock or Restricted Stock Unit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means any committee appointed by the Board to administer the Plan.

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Novellus Systems, Inc., a California corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(l) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(m) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Nonstatutory Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(n) “Corporate Transaction” means any of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations);

(iii) approval by the Company’s shareholders of any plan or proposal for the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(o) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board or the board of directors of any Related Entity.

(q) “Disability” means a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(r) “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, that as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(u) “Grantee” means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

(v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(w) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(x) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(z) “Outside Director” means a Director who is not an Employee.

(aa) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb) “Performance—Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(cc) “Plan” means this 2011 Stock Incentive Plan.

(dd) “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(ee) “Related Entity Disposition” means the sale, distribution or other disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, a Parent or a Subsidiary.

(ff) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(gg) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(hh) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(ii) “Share” means a share of the Common Stock.

(jj) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions as set forth in Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 9,796,984 Shares (which equals a Share reserve of 2,500,000 Shares, plus 7,296,984 Shares (the number of Shares that remained available for grants under the Company’s 2001 Stock Incentive Plan (the “2001 SIP”) as of March 16, 2011, the expiration date of the 2001 SIP)). In addition, any Shares that would otherwise return to the 2001 SIP as a result of the forfeiture, termination or expiration of awards previously granted under the 2001 SIP or any other Company equity plan with regards to which Shares would otherwise return to the 2001 SIP as a result of the forfeiture, termination or expiration of awards granted under such Company equity plan as of May 10, 2011 (ignoring for this purpose the expiration of the 2001 SIP or such other Company equity plan) shall become available under the Plan. The maximum aggregate number of Shares which may be issued pursuant to all Awards of Incentive Stock Options is 9,796,984 Shares. Any Shares subject to Awards granted under the Plan other than Options shall be counted against the limit set forth herein as two (2) Shares for every one (1) Share subject to such Award (and shall be counted as two (2) Shares for every one (1) Share returned to the Plan pursuant to Section 3(b), below, in connection with Awards other than Options). Options shall be counted against the limit set forth herein as one (1) Share subject to such Award (and shall be counted as one (1) Share returned to the Plan pursuant to Section 3(b), below, in connection with Options (whether Nonstatutory Stock Options or Incentive Stock Options). Notwithstanding the foregoing, any Shares that again become available for grant upon the forfeiture, termination or expiration of an award that originally counted as one and six-tenths (1.6) Shares upon grant under the 2001 SIP shall be counted as one and six-tenths (1.6) Shares for every one Share that returns to the Plan (ignoring for this purpose the expiration of the 2001 SIP or any other Company equity plan with regards to which Shares would otherwise return to the 2001 SIP). The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of an Option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; and (ii) Shares withheld by the Company to satisfy any tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee, (B) the reduction of the exercise price of any Option awarded under the Plan shall be subject to shareholder approval, and (C) canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, Restricted Stock, other Award or for cash shall be subject to shareholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

(viii) to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to award Options, Restricted Stock and Restricted Stock Units with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of the Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price; (ii) earnings per share; (iii) total shareholder return; (iv) operating margin; (v) gross margin; (vi) return on equity; (vii) return on assets; (viii) return on investment; (ix) operating income; (x) net operating income; (xi) pre-tax profit; (xii) cash flow; (xiii) revenue; (xiv) expenses; (xv) earnings before interest, taxes and depreciation; (xvi) economic value added; (xvii) market share; (xviii) controllable profits; (xix) customer satisfaction management by objectives; (xx) individual management by objectives; (xxi) net income; (xxii) new orders; (xxiii) pro forma net income; (xxiv) asset turnover; (xxv) minimum cash balances; and (xxvi) return on sales. For Awards that are not intended to qualify as Performance-Based Compensation, the performance criteria established by the Administrator may be based on personal management objectives, or other measures of performance selected by the Administrator. The level or levels of performance specified with respect to a performance goal may be GAAP or non-GAAP measures as determined by the Administrator and may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Administrator may determine. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Limitations on Awards.

(i) Individual Limit for Options. The maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company shall be 600,000 Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options for up to an additional 1,200,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Grantee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

(ii) Individual Limit for Restricted Stock and Restricted Stock Units. For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any fiscal year of the Company shall be 600,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(h) Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(i) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(j) Term of Award. The term of each Award shall be the term stated in the Award Agreement provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(k) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator, but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(l) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(ii) In cases other than the case described in the preceding paragraph, the per Share exercise price of an Option shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of a Restricted Stock or Restricted Stock Units grant, such price, if any, shall be determined by the Administrator.

(v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v) with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(vi) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Shareholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(iii) Exercise of Award Following Termination of Continuous Service.

(1) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(2) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(3) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Nonstatutory Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar event affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to shareholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions and Related Entity Dispositions. Except as may be provided in an Award Agreement:

(a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Acceleration of Award Upon Corporate Transaction. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Related Entity Disposition or at the time of an actual Corporate Transaction or Related Entity Disposition and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the full or partial release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Related Entity Disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Related Entity Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Related Entity Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award.

(c) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Nonstatutory Stock Option.

12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Laws, or if such amendment would:

(i) lessen the shareholder approval requirements of Section 4(b)(vi) or this Section 13(a);

(ii) increase the benefits accrued to participants under the Plan;

(iii) increase the number of securities which may be issued under the Plan; or

(iv) modify the requirements for participation in the Plan.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 11 above) shall adversely affect any rights under Awards already granted to a Grantee.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause.

16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Shareholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the shareholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that shareholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Nonstatutory Stock Options.

18. Plan History. On April 4, 2011, the Board adopted the Plan, effective as of the date of the shareholder approval, subject to the approval of the Company’s shareholders.

19. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

20. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

21. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

NOVELLUS

NOVELLUS SYSTEMS, INC.

ATTN: INVESTOR SERVICES

4000 N. FIRST STREET

SAN JOSE, CA 95134

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 9, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 9, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

For All Withhold All For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01 Richard S. Hill 02 Neil R. Bonke

03 Youssef A. El-Mansy 04 Glen G. Possley 05 Ann D. Rhoads

06 Krishna Saraswat 07 William R. Spivey

08 Delbert A. Whitaker

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

For Against Abstain

2 A proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011.

NOTE: Authority is hereby given to the proxies identified on the reverse side of this card to vote in their discretion upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

3 A proposal to approve the Novellus Systems, Inc. 2011 Stock Incentive Plan.

4 An advisory vote on executive compensation.

The Board of Directors recommends you vote 3 YEARS on the following proposal:

3 years 2 years 1 year Abstain

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

5 An advisory vote on the frequency of holding an advisory vote on executive compensation.

Yes No

Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000100283_1 R1.0.0.11699

NOVELLUS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10K is/are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NOVELLUS SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS May 10, 2011

The undersigned hereby appoints Richard S. Hill and John D. Hertz, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designated on the reverse side all shares of Common Stock of Novellus Systems, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m., local time, on May 10, 2011, at the Company’s principal executive offices, 4000 North First Street, San Jose, California, 95134, or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, FOR THE OPTION OF EVERY THREE YEARS IN PROPOSAL 5 AND IN THE PROXYHOLDERS’ DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, trustee of the Novellus Systems, Inc. Retirement Plan (the “Plan”). This proxy, when properly executed and received prior to May 5, 2011 at 5:00 pm Eastern Time, will be voted as directed, or if no such directions are made, the Plan’s trustee will vote your shares as specified in the paragraph directly above.

If voting instructions are not received by the Trustee by May 5, 2011 at 5:00 pm Eastern Time, you will be treated as directing the Plan’s trustee to vote your shares held in the Plan in the same proportion as the shares for which the trustee has received timely instructions from others.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side

0000100283_2 R1.0.0.11699